                                                                     EXHIBIT 2.8
                                                                  EXECUTION COPY

                                -----------------

                                 NOTE INDENTURE

                          DATED AS OF FEBRUARY 26, 2004

                                     between

          CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.,
                                    AS ISSUER

                                       and

                                 CITIBANK, N.A.,
                                 AS NOTE TRUSTEE

                                -----------------

                                  $230,000,000

                              6.50% Notes due 2008

                                ----------------

                                TABLE OF CONTENTS

This Table of Contents is not part of the Note Indenture to which it is attached but is inserted for convenience only.

                                                                                                                      Page
                                                                                                                      ----
ARTICLE 1  DEFINITIONS AND OTHER PROVISIONS......................................................................        2
         SECTION 1.1  Definitions; Construction..................................................................        2
         SECTION 1.2  Compliance Certificates and Opinions.......................................................        6
         SECTION 1.3  Form of Documents Delivered to Note Trustee................................................        7
         SECTION 1.4  Acts of Holders............................................................................        8
         SECTION 1.5  Notices, etc. to Note Trustee and the Issuer...............................................        9
         SECTION 1.6  Notices to Holders; Waiver.................................................................        9
         SECTION 1.7  Execution in Counterparts..................................................................       10
         SECTION 1.8  Effect of Heading and Table of Contents....................................................       10
         SECTION 1.9  Successors and Assigns.....................................................................       10
         SECTION 1.10  Severability Clause.......................................................................       10
         SECTION 1.11  Benefits of Indenture.....................................................................       10
         SECTION 1.12  Governing Law.............................................................................       10
         SECTION 1.13  Judgment Currency.........................................................................       10
         SECTION 1.14  Legal Holidays............................................................................       11
         SECTION 1.15  Execution of Other Documents; Conflicts...................................................       11
         SECTION 1.16  Payments by the Collateral Agents.........................................................       12
         SECTION 1.17  Information to Holders....................................................................       12

ARTICLE 2  THE NOTES.............................................................................................       12
         SECTION 2.1  Forms Generally............................................................................       12
         SECTION 2.2  Legends on Restricted Notes................................................................       14
         SECTION 2.3  Amount and Title...........................................................................       14
         SECTION 2.4  Denominations..............................................................................       14
         SECTION 2.5  Execution and Authentication...............................................................       14
         SECTION 2.6  Temporary Notes............................................................................       15
         SECTION 2.7  Registration, Registration of Transfer and Exchange........................................       15
         SECTION 2.8  Mutilated, Destroyed, Lost and Stolen Notes................................................       20
         SECTION 2.9  Payments; Interest Rights Preserved........................................................       21
         SECTION 2.10  Persons Deemed Owners.....................................................................       22
         SECTION 2.11  Cancellation; Purchase by the Issuer, the Sponsors or the Shareholders or their
                          Respective Affiliates..................................................................       23
         SECTION 2.12  Computation of Interest...................................................................       23
         SECTION 2.13  Certification Forms.......................................................................       23
         SECTION 2.14  CUSIP Numbers.............................................................................       24
         SECTION 2.15  Taxes.....................................................................................       24
         SECTION 2.16  Rights and Liabilities of the Issuer......................................................       25
         SECTION 2.17  Allocation of Principal and Interest......................................................       25
         SECTION 2.18  Security for and Parity of Notes; Ranking.................................................       25

ARTICLE 3  REDEMPTION OF NOTES...................................................................................       26

         SECTION 3.1  Applicability of Article...................................................................       26
         SECTION 3.2  Mandatory Partial Redemption of Notes......................................................       26
         SECTION 3.3  Optional Redemption........................................................................       26
         SECTION 3.4  Delivery of Notices, Certificates and Opinions.............................................       28
         SECTION 3.5  Redemption of and Payment on Notes.........................................................       28
         SECTION 3.6  Notes Redeemed in Part.....................................................................       29
         SECTION 3.7  Cancellation of Notes......................................................................       29

ARTICLE 4  CONCERNING THE NOTE TRUSTEE...........................................................................       29
         SECTION 4.1  Duties and Responsibilities of Note Trustee; During Default; Prior to Default..............       29
         SECTION 4.2  Certain Rights and Duties of Note Trustee..................................................       30
         SECTION 4.3  Note Trustee Not Responsible for Recitals, Etc.............................................       32
         SECTION 4.4  Note Trustee and Others May Hold Notes.....................................................       32
         SECTION 4.5  Monies Held by Note Trustee or Paying Agent................................................       32
         SECTION 4.6  [Reserved].................................................................................       32
         SECTION 4.7  Right of Note Trustee to Rely on Officer's Certificates and Opinions of Counsel............       32
         SECTION 4.8  Persons Eligible for Appointment As Note Trustee...........................................       32
         SECTION 4.9  Resignation and Removal of Note Trustee; Appointment of Successor..........................       33
         SECTION 4.10  Acceptance of Appointment by Successor Note Trustee.......................................       34
         SECTION 4.11  Merger, Conversion or Consolidation of Note Trustee.......................................       34
         SECTION 4.12  Maintenance of Offices and Agencies.......................................................       34
         SECTION 4.13  Note Trustee Risk.........................................................................       36
         SECTION 4.14  Limitation on Duty of Note Trustee in Respect of Collateral...............................       36
         SECTION 4.15  Assignment of Rights, No Assumption of Duties.............................................       37
         SECTION 4.16  Concerning the Note Trustee and the Collateral............................................       37
         SECTION 4.17  Reports by Trustee........................................................................       37
         SECTION 4.18  Appointment of Co-Trustee.................................................................       37

ARTICLE 5  COVENANTS; DEFAULTS, REMEDIES.........................................................................       38
         SECTION 5.1  Covenants of the Issuer....................................................................       38
         SECTION 5.2  Events of Default..........................................................................       39
         SECTION 5.3  Collection of Indebtedness by Note Trustee; Note Trustee May Prove Debt....................       39
         SECTION 5.4  Application of Proceeds....................................................................       40
         SECTION 5.5  Suits for Enforcement......................................................................       41
         SECTION 5.6  Restoration of Rights on Abandonment of Proceedings........................................       41
         SECTION 5.7  Limitations on Suits by Holders............................................................       41
         SECTION 5.8  Inconsistency with Common Agreement or Intercreditor Agreement.............................       41
         SECTION 5.9  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default....................       42
         SECTION 5.10  Control by Holders........................................................................       42
         SECTION 5.11  Waiver of Past Event of Default or Defaults...............................................       42
         SECTION 5.12  Undertaking for Costs.....................................................................       43
         SECTION 5.13  Payments after an Event of Default........................................................       43
         SECTION 5.14  Actions to be taken by Note Trustee under Common Agreement and the Intercreditor
                          Agreement..............................................................................       43
         SECTION 5.15  Other Agreements..........................................................................       44

ARTICLE 6  CONCERNING THE HOLDERS................................................................................       44
         SECTION 6.1  Evidence of Action Taken by Holders........................................................       44
         SECTION 6.2  Proof of Execution of Instruments and of Holding of Notes..................................       44
         SECTION 6.3  Notes Owned by Issuer and Certain Other Persons Deemed Not Outstanding.....................       45
         SECTION 6.4  Right of Revocation of Action Taken........................................................       45

ARTICLE 7  HOLDERS' MEETINGS.....................................................................................       46
         SECTION 7.1  Purposes for Which Holders' Meetings May Be Called.........................................       46
         SECTION 7.2  Call of Meetings by Note Trustee...........................................................       46
         SECTION 7.3  Issuer and Holders May Call Meeting........................................................       46
         SECTION 7.4  Persons Entitled to Vote at Meeting........................................................       46
         SECTION 7.5  Determination of Voting Rights; Conduct and Adjournment of Meeting.........................       47
         SECTION 7.6  Counting Votes and Recording Action of Meeting.............................................       47

ARTICLE 8  SUPPLEMENTAL INDENTURES...............................................................................       48
         SECTION 8.1  Supplemental Indentures Without Consent of Holders.........................................       48
         SECTION 8.2  Supplemental Indenture With Consent of Holders.............................................       48
         SECTION 8.3  Execution of Supplemental Indentures.......................................................       49
         SECTION 8.4  Effect of Supplemental Indentures..........................................................       49
         SECTION 8.5  Reference in Notes to Supplemental Indentures..............................................       49

ARTICLE 9  DEFEASANCE AND COVENANT DEFEASANCE;...................................................................       50
         SECTION 9.1  Issuer's Option to Effect Defeasance or Covenant Defeasance................................       50
         SECTION 9.2  Defeasance and Discharge...................................................................       50
         SECTION 9.3  Covenant Defeasance........................................................................       50
         SECTION 9.4  Conditions to Defeasance or Covenant Defeasance............................................       51
         SECTION 9.5  Satisfaction and Discharge of the Indenture................................................       52
         SECTION 9.6  Application of Trust Money.................................................................       52
         SECTION 9.7  Return of Moneys Held by Note Trustee and Paying Agent Unclaimed for One Year..............       52

ARTICLE 10  SPONSOR CREDIT SUPPORT...............................................................................       53

ARTICLE 11  USE OF PROCEEDS; SECURITY............................................................................       53
         SECTION 11.1 Use of Proceeds............................................................................       53
         SECTION 11.2 Security...................................................................................       53
         SECTION 11.3 Certificates of the Issuer.................................................................       53
         SECTION 11.4 Authorization of Actions to Be Taken by the Note Trustee Under the Security
                        Documents................................................................................       53
         SECTION 11.5 Authorization of Receipt of Funds by the Note Trustee Under the Security Documents.........       54
         SECTION 11.6 Termination of Security Interest...........................................................       54

ARTICLE 12  CFE ASSUMPTION OF FINANCING DOCUMENTS................................................................       54

EXHIBITS

EXHIBIT A     FORMS OF NOTES

EXHIBIT B     FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
              FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE

EXHIBIT C     FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
              FROM RESTRICTED GLOBAL NOTE TO UNRESTRICTED GLOBAL NOTE

EXHIBIT D     FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE
              FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

EXHIBIT E     FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE
              OF RESTRICTED NOTE

EXHIBIT F     FORM OF INSTITUTIONAL ACCREDITED INVESTOR TRANSFEREE
              COMPLIANCE LETTER

            NOTE INDENTURE (this "Indenture"), dated as of February 26, 2004, between CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., a company incorporated under the laws of Mexico (the "Issuer"), and Citibank, N.A., a national banking association organized under the laws of the United States, as Trustee hereunder (the "Note Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Issuer has been awarded a contract to develop and construct a hydroelectric generating plant to be located in the La Yesca and Santa Maria del Oro municipalities of the State of Nayarit, Mexico, in accordance with the terms, conditions and specifications set forth in the bidding documents submitted by the Issuer for the Project and the Mixed Financed Public Works Contract (Contrato Mixto de Obra Publica Financiada), dated March 26, 2003, entered into by the Borrower and the Comision Federal de Electricidad;

            WHEREAS, in connection with the Project, the Issuer and the Sponsors have entered into certain Financing Documents pursuant to which the Issuer will raise funds to be used to pay Project Costs;

            WHEREAS, the Note Trustee, Banco Santander Central Hispano, S.A., New York Branch, as Offshore Collateral Agent, Banco Santander Mexicano, S.A., as Onshore Collateral Agent, WestLB AG, New York Branch, as Facility Administrative Agent, the Issuer, WestLB AG, New York Branch, as Intercreditor Agent, and the Creditor Representatives and other Creditors from time to time party thereto are entering into the Common Agreement (the "Common Agreement") pursuant to which the parties to the Financing Documents (which include this Indenture) set forth certain provisions regarding, inter alia, (i) the common representations and covenants of the Issuer running in favor of the Creditors,
(ii) insurance requirements for the Project and (iii) common Defaults and Events of Default;

            WHEREAS, in order to secure the Issuer's and the Sponsors' obligations under the Financing Documents, the Sponsors have entered into certain Security Documents and/or agreements to provide credit support for the benefit, directly or indirectly, of the Secured Parties;

            WHEREAS, the Issuer has duly authorized the creation of an issue of its debt securities (the "Notes") up to an aggregate principal amount of U.S.$230,000,000; and the Issuer has duly authorized the execution and delivery of this Indenture to provide for the authentication and delivery of the Notes by the Note Trustee;

            WHEREAS, the payment obligations of the Issuer under, and the performance by the Issuer of the covenants and agreements contained in, this Indenture and the Notes will have the benefit of credit support by the Sponsors pursuant to, and to the extent set forth in, the Sponsor Credit Support;

            WHEREAS, all acts necessary to make the Sponsor Credit Support valid and binding agreements and instruments for the credit support of the Notes, in accordance with its and their terms, have been done; and

            WHEREAS, all acts necessary (i) to make this Indenture a valid and binding agreement and instrument for the security of the Notes, in accordance with its and their terms and (ii) to make the Notes, when executed by the Issuer and authenticated and delivered by the Note Trustee, valid and binding obligations of the Issuer, have been done;

            NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and of the covenants contained herein and in the Common Agreement and in consideration of the purchase of the Notes, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

            SECTION 1.1 Definitions; Construction. For all purposes of this Indenture, except as otherwise expressly provided in the next paragraph or otherwise or unless the context otherwise requires, capitalized terms used in this Indenture, its schedules and exhibits have the meanings given in the Common Agreement. The rules of construction set forth in Section 1.2 of the Common Agreement are hereby incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

            The following terms shall have the following meanings herein:

            "Act" shall have the meaning specified in Section 1.4 hereof.

            "Additional Amounts" shall have the meaning set forth in Section
2.15 hereof.

            "Agent Member" shall have the meaning set forth in Section 2.7(c) hereof.

            "Applicable Procedures" shall have the meaning set forth in Section 2.7(c) hereof.

            "Authenticating Agent" shall mean any Person acting as Authenticating Agent pursuant to Section 4.12(c) hereof.

            "Authorized Agent" shall mean any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Note Trustee in accordance with this Indenture to perform any function that the Indenture authorizes the Note Trustee or such agent to perform.

            "Authorized Representative" shall mean, with respect to any Person, the person or persons authorized to act on behalf of such Person by its Board of Directors or any other governing body of such Person.

            "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

            "Board of Directors," when used with respect to a corporation, shall mean either the board of directors of the corporation or any committee of that board duly authorized to act for it hereunder.

            "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been adopted by the Board of Directors or comparable governing body of such Person and to be in full force and effect on the date of such certification, which certificate shall be delivered to the Note Trustee.

            "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme (or any successor securities clearing agency).

            "Common Agreement" shall have the meaning specified in the recitals hereto.

            "Corporate Trust Office" shall mean (i) with respect to the Note Trustee, the principal office of the Note Trustee at which at any particular time corporate trust business of the Note Trustee shall be principally administered, which at the date hereof is Citibank, N.A., 111 Wall Street, 14th Floor, New York, New York 10005 Attn: Global Agency and Trust Services, or such other office as may be designated by the Note Trustee to the Issuer and each Holder, (ii) with respect to the Security Registrar, the principal office of the Security Registrar at which at any particular time corporate trust business of the Security Registrar under the laws of the State of New York shall be principally administered, which at the date hereof is Citibank, N.A., 111 Wall Street, 14th Floor, New York, New York 10005 Attn: Global Agency and Trust Services, or such other office as may be designated by the Security Registrar to the Issuer and each Holder.

            "Defaulted Interest" shall have the meaning specified in Section 2.9 hereof.

            "Depositary" shall mean (i) The Depository Trust Company, having, at the date hereof, a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations or (ii) any other clearing agency that is registered as such under the Securities Exchange Act of 1934 and is designated by the Issuer to act as a depositary for the Notes (or any successor securities clearing agency so registered).

            "Euroclear" shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System.

            "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934 (or any successor statute), as amended, and the rules and regulations of the U.S. Securities and Exchange Commission U.S. Securities and Exchange Commission promulgated thereunder.

            "Global Notes" shall have the meaning set forth in Section 2.1 hereof.

            "Holder" shall mean the Person in whose name a Note is registered in the Security Register or, when the context so requires, a Person holding a beneficial interest in a Global Note.

            "IAI Notes" shall have the meaning set forth in Section 2.1 hereof.

            "Institutional Accredited Investor" shall have the meaning set forth in Section 2.1 hereof.

            "Issuer Request" and "Issuer Order" shall mean, respectively, a written request or order signed in the name of the Issuer by its Authorized Representative and delivered to the Note Trustee.

            "Make-Whole Premium" shall have the meaning set forth in Section 3.3(b) hereof.

            "Mexico" shall mean the United Mexican States.

            "Note Collateral" means (a) the Note Interest Account, the Note Proceeds Account and the Note Prepayment Account (including any sub-accounts thereof), (b) all cash, cash equivalents, securities, investments, financial assets, Security Entitlements, payments, other amounts, and all other items of property from time to time held, maintained or carried in, or credited to or deposited in, any of the

Noteholder Accounts, including Permitted Investments, (c) all rights, claims and causes of action, if any, that the Issuer may have against any Person in respect of the foregoing and (d) all proceeds of any or all of the foregoing.

            "Noteholder Accounts" shall mean the Note Interest Account, the Note Proceeds Account and the Note Prepayment Account.

            "Noteholder Depositary Bank" means WestLB AG, New York Branch in its capacity as Noteholder Depositary Bank under the Noteholder Depositary Agreement.

            "Noteholder Depositary Agreement" shall mean that certain Noteholder Depositary Agreement dated as of the date hereof between the Issuer, the Note Trustee and the Noteholder Depositary Bank, pursuant to which a number of segregated, irrevocable offshore accounts will be established and maintained.

            "Note Proceeds" means all net proceeds of the issuance and sale of the Notes pursuant to the Note Purchase Agreement remaining after the payment of or provision for expenses incurred in connection with such issuance and sale.

            "Notes" shall mean any securities issued by the Issuer pursuant hereto.

            "Officer's Certificate" means a certificate signed by the President, any Director, Treasurer, General Counsel or Secretary of the Issuer, delivered to the Note Trustee.

            "Opinion of Counsel" shall mean a written opinion of counsel for any Person (which counsel, for the purposes of any opinion to be delivered pursuant to Article 9 hereof only, shall be of national reputation in its principal country of operation) reasonably satisfactory to the Note Trustee.

            "Other Yields" shall have the meaning set forth in Section 3.3(b) hereof.

            "Outstanding," when used with respect to Notes, shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (a) Notes theretofore canceled by the Note Trustee or delivered to the Note Trustee for cancellation;

            (b) Notes or portions thereof deemed to have been paid within the meaning of Section 9.1 hereof; and

            (c) Notes that have been exchanged for other securities or securities in lieu of which other Notes have been authenticated and delivered pursuant hereto other than the Notes in respect of which there shall have been presented to the Note Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes constitute valid obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal of Notes "Outstanding" have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders, Notes owned by the Issuer, the Sponsors, any Affiliate thereof or CFE shall be disregarded and deemed not to be Outstanding as provided in Section 6.3 hereof, except that for the purpose of determining whether the Note Trustee shall be protected in relying upon any request, demand, authorization, direction, consent or waiver under the Indenture or upon any Act taken at a meeting of Holders, only Notes which the Note Trustee actually knows are so owned should be so disregarded.

            "Paying Agent" shall mean any Person acting as Paying Agent pursuant to Section 4.12(b) hereof.

            "Payment Date" means a day falling on May 31 or November 30 of each year or, if such day is not a Business Day, the next succeeding Business Day.

            "Place of Payment" shall mean the office or agency maintained pursuant to Section 4.12 hereof and such other place or places, if any, where the principal of, and premium, if any, and interest on the Notes are payable as specified in the terms of the Notes.

            "Predecessor Notes," with respect to any particular Note, shall mean any previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; for the purposes of this definition, the Note authenticated and delivered under Section 2.8 hereof in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

            "Primary Issue" shall have the meaning set forth in Section 3.3(b) hereof.

            "Project Completion" has the meaning assigned to Culminacion del Proyecto in the Public Works Contract.

            "Redemption Date" shall mean the date set for a redemption or purchase of Notes pursuant to this Indenture.

            "Redemption Price," when used with respect to the Note to be redeemed, means the price at which it is to be redeemed or purchased pursuant to this Indenture.

            "Regular Record Date," for payment of interest on the Notes, shall mean the 15th day (whether or not a Business Day) next preceding such Stated Maturity, or any other date specified for such purpose in the terms established for the Notes.

            "Regulation S" shall mean Regulation S (or any successor provision) under the Securities Act.

            "Regulation S Global Notes" shall have the meaning set forth in
Section 2.1 hereof.

            "Remaining Average Life" shall have the meaning set forth in Section 3.3(b) hereof.

            "Responsible Officer," when used with respect to the Note Trustee, shall mean any officer in the Corporate Trust Office of the Note Trustee including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Note Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "Restricted Global Notes" shall have the meaning specified in
Section 2.1 hereof.

            "Restricted Notes" shall have the meaning set forth in Section 2.2 hereof.

            "Rule 144A" shall mean Rule 144A (or any successor provision) under the Securities Act, as it may be amended from time to time.

            "Securities Act" shall mean the U.S. Securities Act of 1933 (or any successor statute), as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

            "Security Register" shall have the meaning specified in Section 2.7 hereof.

            "Security Registrar" shall mean any Person acting as Security Registrar pursuant to Section 2.7 hereof.

            "Special Record Date" shall have the meaning specified in Section
2.9 hereof.

            "Sponsor Credit Support" shall mean, collectively, the ICA Guarantee, the Energo Guarantee and the Nacional Guarantee.

            "Stated Maturity," when used with respect to a Note or payment of interest thereon, shall mean the date specified in such Note as the fixed date on which the principal of such Note or payment of interest is due and payable.

            "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, the Note authenticated and delivered under Section 2.8 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

            "Taxes" shall have the meaning set forth in Section 2.15 hereof.

            "Tax Law Change" shall have the meaning set forth in Section 3.3 hereof.

            "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

            "Unrestricted Global Notes" shall have the meaning set forth in
Section 2.1 hereof.

            "U.S. Government Obligations" shall mean securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            SECTION 1.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Note Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Note Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of specific certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided delivery of a certificate shall not preclude a request for an Opinion of Counsel by the Note Trustee.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion or such other officer or employee of the Issuer on whom such individual has relied in good faith has read such covenant or condition and the definitions relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he, or such officer or employee, has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with;

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; and

                  (e) in the case of an Officer's Certificate, a statement that no Event of Default has occurred or is continuing.

            SECTION 1.3 Form of Documents Delivered to Note Trustee. In any case where several matters are required to be certified by or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by or covered by the opinion of only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer unless such counsel knows or in the exercise of reasonable care (without independent investigation) should know that the certificate or opinion or representations with respect to such matters are erroneous.

            Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion addressed to the Note Trustee.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 1.4 Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 6 hereof, or by a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Note Trustee and, when it is specifically required herein, to the Issuer. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument, or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note shall be sufficient for any purpose of this Indenture and (subject to Section 4.2 hereof) conclusive in favor of the Note Trustee if made in the manner provided in this Section 1.4. The record of any meeting of Holders shall be proved in the manner provided in Section 7.6 hereof. All such instruments and other evidence of any Act shall be retained by the Note Trustee and made available for inspection at its Corporate Trust Office by any Holder or prospective Holder upon reasonable request.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Note Trustee deems sufficient.

            (c) The principal amount and serial numbers of Notes held by any Person, and the date or dates of holding the same, shall be proved by the Security Register, and the Note Trustee shall not be affected by notice to the contrary.

            (d) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Notes for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Notes may be revoked with respect to any or all of such Notes by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

            (e) Notes authenticated and delivered after any Act of Holders may, and shall if required by the Note Trustee, bear a notation in form approved by the Note Trustee as to any action taken by such Act of Holders. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Note Trustee and the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Note Trustee in exchange for Outstanding Notes.

            (f) The Issuer may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten days after setting a record date, the Issuer shall notify the Note Trustee and the Holders of such record date. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date.

            (g) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of the Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by any Collateral Agent or the Issuer, as the case may be, in reliance thereon, whether or not notation of such action is made upon such Note.

            SECTION 1.5 Notices, etc. to Note Trustee and the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Note Trustee by any Holder, by the Issuer, or by an Authorized Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Note Trustee at its Corporate Trust Office by first class mail, a recognized overnight courier service or by facsimile transmission followed by first class mail or recognized overnight courier service, or

                  (b) the Issuer by the Note Trustee, by any Holder or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address specified under its name on the signature pages to the Common Agreement or at any other address previously furnished in writing to the Note Trustee by the Issuer for such purpose.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language and shall be deemed effective upon receipt.

            SECTION 1.6 Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice for the purposes of this Indenture. Waivers of notice by Holders shall be filed with the Note Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the consent of the Note Trustee, which consent shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every person hereunder.

            SECTION 1.7 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

            SECTION 1.8 Effect of Heading and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 1.9 Successors and Assigns. All covenants and agreements in this Indenture by the Note Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not. The Issuer may not assign or otherwise transfer any of its respective rights under this Indenture.

            SECTION 1.10 Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 1.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 1.12 Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby expressly and irrevocably submits and consents to the jurisdiction of the State and Federal courts located in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any of such courts, in any action to resolve any controversy or claim arising out of this Indenture. The Issuer irrevocably consents to the appointment of CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive service of process in New York, New York. If for any reason such agent shall cease to be available to act as such, the Issuer agrees to appoint a new agent on the terms and for the purposes of this provision. Furthermore, each party hereto hereby submits to the competent courts of its corporate domicile in any action or proceeding against it in connection with this Indenture. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction.

            SECTION 1.13 Judgment Currency. This is an international transaction in which the specification of U.S. Dollars and payment in New York City is of the essence, and the obligations of the Issuer under this Indenture and under the other Financing Documents to make payment to (or for the account of) each Holder in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Holder in New York City of the full amount of U.S. Dollars payable to such Holder under the Indenture and the other Financing Documents. If for the purpose of obtaining or enforcing judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency (for the purposes of this Section 1.13, hereinafter the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures such Holder could purchase such U.S. Dollars in New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Issuer in respect of any such sum due from it to such Holder hereunder (for the purposes of this Section 1.13, an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that, on the Business Day following the receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency, such Entitled

Person may in accordance with normal banking procedures purchase and transfer U.S. Dollars to New York City with the amount of the judgment currency so adjudged to be due; and the Issuer hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person on demand, in U.S. Dollars, for the amount (if any) by which the sum originally due to such Entitled Person in U.S. Dollars hereunder exceeds the amount of the U.S. Dollars so purchased and transferred.

            SECTION 1.14 Legal Holidays. In any case where the Payment Date, Redemption Date or the Stated Maturity of the Note or payment of interest thereon, or any date on which any Defaulted Interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Note) payment of interest and/or principal, and/or premium, if any, and/or Additional Amounts, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, Redemption Date or at the Stated Maturity, or on the date on which the Defaulted Interest is proposed to be paid, and, except as provided in the terms established for such Note, if such payment is timely made, no interest shall accrue for the period from and after such Payment Date, Redemption Date or Stated Maturity, or date for the payment of Defaulted Interest, as the case may be, to the date of such payment.

            SECTION 1.15 Execution of Other Documents; Conflicts. (a) Simultaneously with the execution and delivery of this Indenture, the Note Trustee shall enter into the Common Agreement, the Intercreditor Agreement, the Depositary Agreement and the other Financing Documents to which it is a party on behalf of itself and all Holders of the Outstanding Notes and all future Holders of any of the Notes. The Notes shall be entitled to the benefit of the Security Documents, the other Note Documents, the Sponsor Credit Support, the Common Agreement and the Intercreditor Agreement. All rights, powers and remedies available to the Note Trustee and the Holders of the Outstanding Notes, and all future Holders of any of the Notes, with respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the Common Agreement and the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and the terms and provisions of the Common Agreement, the Intercreditor Agreement and the Security Documents, the terms and provisions of the Common Agreement, the Intercreditor Agreement and the Security Documents shall govern and control.

            (b) Without the consent of the Holders, the Note Trustee, when authorized by a Board Resolution of the Issuer, at any time and from time to time, may, subject to the Intercreditor Agreement and Section 11.01 of the Common Agreement, consent that any Collateral Agent and/or the Note Trustee, as the case may be, enter into one or more supplements or waivers to the Security Documents and any other Financing Document in form satisfactory to the Note Trustee and such Collateral Agent, to take any of the actions contemplated by
Section 8.1 hereof or for the following purposes:

            (i) to evidence the succession of another entity to any party to any such agreement, and the assumption by any such successor of the covenants and agreements of such predecessor party therein contained or to reflect the addition of any party thereto; or

            (ii) to cure any ambiguity, to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising therein; provided such action shall not adversely affect the interest of the Holders in any material respect; or

            (iii) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power therein conferred upon the Issuer.

            Prior to executing any such supplements or waivers the Note Trustee shall be entitled to receive an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplements or waivers is authorized and permitted by this Indenture.

            SECTION 1.16 Payments by the Collateral Agents. The payment or deposit of any amount or amounts required to be paid or deposited with the Note Trustee pursuant to this Indenture shall be deemed to have been made by the Issuer if such amount or amounts shall have been paid or deposited with the Note Trustee by any Collateral Agent to the corresponding account, provided, any such payment or deposit to the Note Trustee by any Collateral Agent shall be accompanied by notification specifying the purpose for which it was made.

            SECTION 1.17 Information to Holders. With respect to the information and documents required to be delivered to the Note Trustee by the Issuer pursuant to Rule 144A(d) under the Securities Act or pursuant to the Common Agreement, the Note Trustee shall deliver, at the expense of the Issuer, any such documents and information (i) to each Person in whose name a Note is registered in the Security Register and (ii) to any beneficial holder who makes a request to the Note Trustee (in a manner which complies with the requirements set forth in Section 1.5 hereof) (which request may indicate that it is a continuing request for such information until further notice from such owner of a beneficial interest in a Global Note to the contrary) for such documents or information. Upon request (which request may indicate that it is a continuing request for such information until further notice from such owner of a beneficial interest in a Global Note to the contrary) of any owner of a beneficial interest in a Global Note or a Holder of a certificated Note, the Issuer shall deliver all financial information required to be delivered to Creditors pursuant to the Common Agreement directly to such owner of a beneficial interest in a Global Note or Holder. Further, upon request (which request may indicate that it is a continuing request for such information until further notice from such owner of a beneficial interest in a Global Note to the contrary) of any beneficial owner of US$5,000,000 aggregate original principal amount or more of Notes, the Issuer shall deliver reasonable information, as delivered to Creditors pursuant to the Common Agreement regarding the payment of all Taxes directly to such beneficial owner for information purposes only; and provided further that the Issuer shall make available for inspection by the Holders of beneficial interests in the Notes at the principal executive office of the Issuer, upon their request, reasonable information regarding the payment of all Taxes, as defined herein.

                                    ARTICLE 2

                                    THE NOTES

            SECTION 2.1 Forms Generally. The Notes shall be in substantially the form set forth in this Article and in Exhibits A-1, A-2 and A-3 or in such other form as shall, subject to Section 2.5 hereof, be established by or pursuant to a Board Resolution of the Issuer and set forth or determined in the manner provided in an Officer's Certificate or in one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code, or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.

            No Notes in bearer form shall be issued. The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

            The Regulation S Notes, as defined herein, will bear the applicable legends set forth in Exhibit A-1, the Restricted Notes, as defined herein, shall bear the applicable legends as set forth in Exhibit A-2, and the IAI Notes, as defined herein, will bear the applicable legends set forth in Exhibit A-3 and as provided in Section 2.2 hereof.

            Notes offered and sold in their initial distribution in reliance on Regulation S under the Securities Act shall be issued in the form of one or more Global Notes in definitive, fully registered book-entry form without interest coupons, substantially in the form set forth in this Article and in Exhibit A-1. Such Global Notes, together with its Successor Notes which are Global Notes other than the Restricted Global Notes or the Unrestricted Global Notes, are collectively herein called the "Regulation S Global Notes" and, together with the Restricted Global Notes and Unrestricted Global Notes, the "Global Notes". Such Global Notes shall be registered in the name of the Depositary for such Global Notes or its nominee and deposited with the Note Trustee, at its Corporate Trust Office, as custodian for such Depositary, duly executed by the Issuer and authenticated by the Note Trustee as herein provided. The aggregate principal amount of any Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Trustee, as custodian for the Depositary for such Global Note, as provided in Section 2.7 hereof, which adjustments shall be conclusive (absent manifest error) as to the aggregate principal amount of any such Global Note. Except as otherwise provided pursuant to Section 2.3 hereof or agreed by the Issuer, no Regulation S Global Note shall be issued except as provided in this paragraph to evidence Notes offered and sold in their initial distribution in reliance on Regulation S under the Securities Act.

            Notes offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered book-entry form without interest coupons, substantially in the form set forth in this Article and in Exhibit A-2. Such Global Notes shall be registered in the name of the Depositary for such Global Notes or its nominee and deposited with the Note Trustee, at its Corporate Trust Office, as custodian for such Depositary, duly executed on behalf of the Issuer and authenticated by the Note Trustee as herein provided, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Such Global Note, together with its Successor Notes that are Global Notes other than the Regulation S Global Notes as defined below, are collectively herein called the "Restricted Global Notes". The aggregate principal amount of any Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Trustee, as custodian for the Depositary for such Global Note, as provided in
Section 2.7 hereof, which adjustments shall be conclusive (absent manifest error) as to the aggregate principal amount of any such Global Notes. In the event that an interest in a Restricted Global Note shall be transferred in accordance with Rule 144 in each case in accordance with Section 2.7(c)(v) hereof, that portion of the Global Note so transferred representing such interest after such transfer shall be referred to herein as an "Unrestricted Global Note." Except as otherwise agreed by the Issuer, no Restricted Global Note or Unrestricted Global Note shall be issued except as provided in this paragraph to evidence Notes offered and sold in their initial distribution in reliance on Rule 144A.

            Notes offered and sold in their initial distribution to a limited number of institutions that are accredited investors (that are not qualified institutional buyers, as defined under Rule 144A) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (and institutions in which all the equity owners are such accredited investors) (together referred to as "Institutional Accredited Investors") in transactions exempt from registration under the Securities Act shall be issued in definitive, fully registered certificated form and not in the form of a Global Note or any other form intended to facilitate book-entry trading in such Note without interest coupons, substantially in the form set forth in this Article and in Exhibit A-3. Such Notes, together with their Successor Notes, are herein collectively called the "IAI Notes". Such Notes shall be delivered to such Institutional Accredited Investors only upon the execution and delivery to the Issuer, the Note Trustee and the initial purchasers, if any, by such Institutional Accredited Investors of an Institutional Accredited Investor transferee compliance letter substantially in the form of Exhibit F hereto. Such Notes may not be exchanged for interests in a Global Note except as provided in Section 2.7(c)(v)(E) hereof.

            SECTION 2.2 Legends on Restricted Notes. All Notes issued pursuant to this Indenture (including Notes issued upon registration of transfer, in exchange for or in lieu of such Notes) shall be "Restricted Notes" and, in the case of Restricted Global Notes, the Regulation S Global Notes and the IAI Notes, shall bear the applicable legend(s) setting forth restrictions on transfer provided in Exhibits A-1, A-2 and A-3, respectively; provided, however, that the term "Restricted Notes" shall not include (i) Regulation S Global Notes or Unrestricted Global Notes, (ii) Notes as to which such restrictive legend(s) shall have been removed pursuant to Section 2.7 hereof and (iii) Notes issued upon registration of transfer of, in exchange for or in lieu of, Notes that are not Restricted Notes.

            SECTION 2.3 Amount and Title. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture shall be limited to U.S.$230,000,000. The Notes shall be known and designated as the "6.50% Senior Notes due 2008" of the Issuer. The Stated Maturity of the principal amount of the Notes shall be May 27, 2008, and the Notes shall each bear interest at the rate of 6.50% per year from the date of first issuance of the Notes under this Indenture or from the most recent Stated Maturity to which interest has been paid, as the case may be, payable in arrears on May 31, 2004 and semiannually thereafter on May 31 and November 30 in each year, until the principal thereof is paid or duly provided for.

            SECTION 2.4 Denominations. The Notes shall be issuable only in registered form without coupons and only in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

            SECTION 2.5 Execution and Authentication. The Notes shall be executed on behalf of the Issuer by an Authorized Representative of the Issuer. The signature of any Authorized Representative on the Notes may be manual or facsimile.

            Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

            Subject to Section 2.3 hereof, at any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Note Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Note Trustee in accordance with the Issuer Order shall authenticate and deliver such Notes.

            Each Note shall be dated the date of its authentication.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Note Trustee by manual signature, and such certificate upon the Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if the Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Note Trustee for cancellation as provided in Section 2.11 hereof, for all purposes of this Indenture such

Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            SECTION 2.6 Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Note Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing the same may determine, as evidenced by their execution of such Notes.

            If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Note Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 2.7 Registration, Registration of Transfer and Exchange.

            (a) General. The Issuer shall cause to be kept at the Corporate Trust Office of the Note Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes. The Note Trustee is hereby appointed "Security Registrar" for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.

            Notwithstanding anything to the contrary set forth herein, the Note Trustee shall not be required and shall have no obligation to monitor compliance with any federal or state securities laws.

            Upon surrender for registration of transfer of the Notes at the office or agency of the Issuer in a Place of Payment, the Issuer shall execute, and the Note Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and aggregate principal amount.

            At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever the Notes are so surrendered for exchange, the Issuer shall execute, and the Note Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.6, 2.7(c)(ii), 2.8 or 3.7 hereof not involving any transfer.

            If the Notes are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer or exchange of such Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 3.5 hereof and ending at the close of business on the day of such mailing or (B) to register the transfer or exchange of the Note so selected for redemption in whole or in part, except the unredeemed portion of the Note being redeemed in part.

            (b) Restrictions on Transfer. Every Restricted Note and Regulation S Global Note shall be subject to the restrictions on transfer provided in the applicable legend(s) required to be set forth on the face of each Restricted Note pursuant to Exhibit A-1, Exhibit A-2 and Exhibit A-3, as the case may be, and, in every case, Section 2.2 hereof, unless such restrictions on transfer shall be waived by the written consent of the Issuer, and the Holder of each Restricted Note, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Restricted Note must be accompanied by an appropriately completed certificate in substantially the form set forth in or contemplated by Section 2.13(d) hereof (which may be attached to or set forth in the Restricted Note), appropriately completed, dated the date of such surrender and signed by the Holder of such Restricted Note, as to compliance with such restrictions on transfer, unless the Issuer shall have notified the Note Trustee pursuant to this Section 2.7 that there is an effective registration statement under the Securities Act with respect to such Restricted Note. The Security Registrar shall not be required to accept for such registration of transfer or exchange any Restricted Note not so accompanied by a properly completed certificate.

            If Notes are issued upon the transfer, exchange or replacement of Notes bearing a legend or legends setting forth restrictions on transfer, or if a request is made to remove such legend(s) on a Note, the Notes so issued shall bear such legend(s), or such legend(s) shall not be removed, as the case may be, unless the transferor delivers to the Issuer such satisfactory evidence (which may include an opinion of independent counsel experienced in matters of United States securities law as may be reasonably satisfactory to the Issuer), as may be reasonably required by the Issuer, that neither such legend(s) nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or Regulation S under the Securities Act or that such Notes are not restricted securities within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence to the Issuer, the Note Trustee, at the written direction of the Issuer set forth in an Issuer Order, shall authenticate and deliver a Note that does not bear such legend(s). In the absence of bad faith on its part, the Note Trustee may conclusively rely upon such direction of the Issuer in authenticating and delivering a Note that does not bear such legend(s).

            Upon registration of transfer of or exchange of Notes that are no longer Restricted Notes, the Issuer shall execute, and the Note Trustee shall authenticate and deliver, a Note that does not bear restrictive legends.

            As used in this Section 2.7(b), the term "transfer" encompasses any sale, pledge or other transfer of the Notes referred to herein.

      (c) Global Notes. This Section 2.7(c) shall apply to Global Notes.

            (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture. The Notes may be represented by one or more Global Notes, and such Global Notes may be Restricted Global Notes, Regulation S Global Notes or Unrestricted Global Notes or any combination thereof.

            (ii) Except as provided pursuant to clause (v)(F) of this Section 2.7(c), notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless such Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note, or has ceased to be a "Clearing Agency" registered under the Exchange Act, or has announced an intention permanently to cease business or has in fact done so, or an Event of Default has occurred and is continuing with respect to such Global Note. Owners of beneficial interests in such Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated, definitive form and will not be considered the owners or the holders of the Global Notes (or the Notes represented thereby) under the Indenture or the Notes. Upon the occurrence of any of the events described in this Section 2.7(c)(ii) which entitle an owner of beneficial interests in a Global Note to receive a certificated, definitive Note registered in such owner's name, the Issuer will cause the appropriate certificated Notes to be delivered. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest, except in accordance with the Depositary's Applicable Procedures (in addition to those under this Indenture). Any Global Note exchanged pursuant to this Section 2.7(c)(ii) shall be so exchanged in whole and not in part. Notwithstanding any other provision in this Indenture, a Global Note to which the restriction set forth in this Section 2.7(c)(ii) shall have ceased to apply may be transferred only to, and may be registered and exchanged for Notes registered only in the name or names of, such Person or Persons as the Depositary for such Global Note shall have directed, and no transfer thereof other than such a transfer may be registered.

            (iii) Subject to clause (ii) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such name or names as the Depositary for such Global Note shall direct.

            (iv) (A) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section 2.7, Section 2.6, 2.8 or 3.7 hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

                  (B) Owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures of the Depositary or its nominee. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note will not be considered the owners or holders thereof.

            (v) Notwithstanding any other provision of this Indenture or of the Notes, transfers of interests in a Global Note of the kind described in Section
2.1 hereof and in subclauses (B), (C), (D) and (E) of this clause (v) below shall be made only in accordance with this clause (v), and all transfers of an interest in a Regulation S Global Note shall comply with subclause (G) of this clause (v). The provisions of this clause (v) providing for transfers of Notes or beneficial interests in Global Notes to Persons who wish to take delivery in the form of beneficial interests in a Restricted Global Note, Regulation S Global Note or Unrestricted Global Note shall only apply if there is a Restricted Global Note, Regulation S Global Note or Unrestricted Global Note, as the case may be.

            (A) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided that this subclause (A) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.7(c)(v).

            (B) Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a person who wishes to acquire the same in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, Luxembourg, in each case to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Section 2.7(c)(v)(B) and Section 2.7(c)(v)(G) below. Upon receipt by the Security Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a member of, or participant in, the Depositary for such Global Note (each, an "Agent Member") directing the Security Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Regulation S Global Note in a principal amount equal to that of the beneficial interest in the Restricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Clearstream, Luxembourg account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (3) an appropriately completed certificate in substantially the form set forth in or contemplated by Section 2.13(a) hereof given by the holder of such beneficial interest, the Security Registrar, shall instruct the Depositary for such Notes to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Clearstream, Luxembourg or both, as the case may be) a beneficial interest in the Regulation S Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

            (C) Restricted Global Note to Unrestricted Global Note. If the holder of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a person who wishes to acquire the same in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.7(c)(v)(C). Upon receipt by the Security Registrar, at the Corporate Trust Office, of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Security Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in an Unrestricted Global Note in a principal amount equal to that of the beneficial interest in the Restricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, the Euroclear or Clearstream, Luxembourg account for which such Agent Member's account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (3) an appropriately completed certificate in substantially the form set forth in or contemplated by Section 2.13(b) hereof given by the Holder of such beneficial interest, the Security Registrar shall instruct the Depositary for such Notes to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Unrestricted Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer. Thereafter, transfers of interests in such Unrestricted Global Note shall not be subject to the foregoing requirements.

            (D) Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in a Regulation S Global Note wishes to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.7(c)(v)(D). Upon receipt by the Security Registrar, at the Corporate Trust Office, of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Security Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Note equal to that of the beneficial interest in the Regulation S Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Clearstream, Luxembourg, the Euroclear or Clearstream, Luxembourg account, as the case may be) to be debited for, such beneficial interest and (3) an appropriately completed certificate in substantially the form set forth in or contemplated by
      Section 2.13(c) hereof given by the Holder of such beneficial interest, the Security Registrar shall instruct the Depositary for such Notes to reduce the principal amount of the Regulation S Global Note and to increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Note having a principal amount equal to the amount by which the principal amount of the Regulation S Global Note was reduced upon such transfer.

            (E) Restricted Note (other than a Restricted Global Note) to Global Note. If the Holder of a Restricted Note (other than a Restricted Global
      Note) wishes at any time to transfer such Note to a Person who wishes to acquire the same in the form of a beneficial interest in a Restricted Global Note, an Unrestricted Global Note or a Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.7(c)(v)(E) and Section 2.7(c)(v)(G) below, as applicable. Upon receipt by the Security Registrar, at the Corporate Trust Office, of (1) the Restricted

      Note to be transferred, (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Security Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Note, the Unrestricted Global Note or the Regulation S Global Note, as the case may be, in a principal amount equal to the principal amount of the Restricted Note to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream, Luxembourg account for which such Agent Member's account is held or, if such account is held for Euroclear or Clearstream, Luxembourg, the Euroclear or Clearstream, Luxembourg account, as the case may be) to be credited with such beneficial interest and (4) an appropriately completed certificate in substantially the form set forth in or contemplated by Section 2.13(d) hereof (which may be attached to or set forth in the Restricted Note), the Security Registrar shall cancel the Restricted Note, the Issuer shall execute, and the Note Trustee shall authenticate and deliver, a new definitive Note for the principal amount of the Restricted Note not so transferred, if any, registered in the name of the Holder transferring such Restricted Note, and the Security Registrar shall instruct the Depositary for such Notes to increase the principal amount of the Restricted Global Note, the Unrestricted Global Note or the Regulation S Global Note, as the case may be, by the principal amount of the Restricted Note so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding principal amount of the Restricted Global Note, the Unrestricted Global Note or the Regulation S Global Note. The transfer of a Restricted Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note other than a Restricted Global Note may be effected only in accordance with Regulation S or Rule 144 under the Securities Act (as evidenced by the certificate delivered pursuant to Section 2.13(d)) hereof.

            (F) Other Exchanges. In the event that a Global Note or any portion thereof is exchanged for Notes other than Global Notes (provided that no Global Note or a portion thereof may be exchanged for IAI Notes), the Security Registrar shall instruct the Depositary for the Global Note to reduce the principal amount of the Global Note by the principal amount of the Notes other than Global Notes issued upon such exchange. Such other Notes may in turn be exchanged (on transfer or otherwise) for beneficial interests in a Global Note (if any are then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of subclauses (A) through (E) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Note comply with Rule 144A, Rule 144 or Regulation S under the Securities Act, as the case may be) and any other procedures as may be from time to time adopted by the Issuer and the Note Trustee.

            SECTION 2.8 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Note Trustee, the Issuer shall execute and, upon the Issuer's request, the Note Trustee shall authenticate and deliver a new definitive Note, of like tenor (including the same date of issuance) and equal face amount of principal, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such Note upon surrender and cancellation thereof.

            If there shall be delivered to the Issuer and the Note Trustee (a) evidence to their satisfaction of the destruction, loss or theft of the Note and
(b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Note Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon the Issuer's request, the Note Trustee shall authenticate and deliver a new definitive Note, of like tenor (including the same date of issuance) and equal face amount of principal, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Note, in lieu of and substitution for such Note.

            In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable (excluding any payment of principal other than at Stated Maturity) the Issuer in its discretion may, instead of issuing a new Note, pay such Note without surrender thereof (except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Issuer and the Note Trustee such reasonable security or indemnity as they may require to save each of them harmless, and in case of destruction, loss or theft, evidence to the satisfaction of the Issuer and the Note Trustee of the destruction, loss or theft of such Note.

            Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Note Trustee as well as all other costs including legal fees of the Issuer) connected therewith.

            Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 2.9 Payments; Interest Rights Preserved. Interest on a Note that is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on a Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

            (a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be set in the following manner. The Issuer shall notify the Note Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall remit to the Offshore Collateral Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Note Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 25 days and not less than 10 days prior to the date of the proposed payment and not less than 20 days after the receipt by the Note Trustee of the notice of the proposed payment (the date so fixed, the "Special Record Date"). The Note Trustee shall promptly, in the name and at the expense of the Issuer, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes in the manner set forth in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Note Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Note Trustee.

            Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

            Payments in respect of the principal of and interest on the Notes will be made at the Corporate Trust Office of the Note Trustee and subject to any fiscal or other laws and regulations applicable thereof, at the specified offices of any other Paying Agent appointed by the Issuer for such purpose. Payment in respect of principal of and interest on any Payment Date with respect to the Note will be made to the person in whose name such Note is registered on the Regular Record Date immediately preceding the applicable Payment Date. All payments of principal, premium, if any, and interest of Notes will be made by U.S. Dollar check drawn on a bank in the United States of America and mailed to such person's address registered with the Note Trustee or, in the case of a Holder of at least $1,000,000 principal amount of Notes, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States; provided that the registered Holder so elects by giving written notice to such effect designating such account that is received by the Note Trustee or a Paying Agent no later than the Regular Record Date immediately preceding such Payment Date. Unless such designation is revoked in writing, any such designation made by such Holder with respect to such Notes will remain in effect with respect to any future payments with respect to such Notes payable to such Holder. Principal on the Notes, whether at maturity or upon redemption, will be payable upon surrender of the Notes to the Corporate Trust Office of the Note Trustee or at specified offices of any Paying Agent.

            The Issuer hereby promises to pay to the Holder interest on the unpaid principal amount of each Note of each Holder from the date of issuance to but excluding the date such Note shall be paid in full. If any principal of the Note or any other amount (including interest) payable hereunder is not paid in full when due (whether at the stated due date, by acceleration or otherwise), the Issuer hereby agrees to pay from time to time upon demand interest on the amount past due at a rate per annum equal to the Investor Default Rate.

            The Investor Default Rate shall be paid pursuant to the procedures for payment of Defaulted Interest as set forth above.

            SECTION 2.10 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Issuer, the Note Trustee and any agent of the Issuer or the Note Trustee shall treat the Person in whose name such Note is registered pursuant to Section 2.7 hereof as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 2.9 hereof) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Note Trustee nor any agent of the Issuer or the Note Trustee shall be affected by notice to the contrary.

            SECTION 2.11 Cancellation; Purchase by the Issuer, the Sponsors or the Shareholders or their Respective Affiliates.

            (a) All Notes surrendered for payment, redemption, purchase, repurchase, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Note Trustee, be delivered to the Note Trustee and shall be promptly canceled by it. The Issuer, the Sponsors, the Shareholders or their respective Affiliates may at any time deliver to the Note Trustee for cancellation the Notes previously authenticated and delivered hereunder which the Issuer, the Sponsors, the Shareholders or their respective Affiliates may have acquired in any manner whatsoever, and may deliver to the Note Trustee (or to any other Person for delivery to the Note Trustee) for cancellation the Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly canceled by the Note Trustee. No Notes shall be authenticated in lieu of or in exchange for the Notes canceled as provided in this Section, except as expressly permitted by this Indenture. Notes submitted to the Note Trustee for cancellation by Shareholders or Affiliates shall be accompanied by an Officer's Certificate of the Issuer certifying that the Person submitting such Notes is a Shareholder or an Affiliate of the Issuer, Sponsors or the Shareholders. All canceled Notes held by the Note Trustee shall be disposed of in accordance with the Note Trustee's procedures unless the Note Trustee is otherwise directed by an Issuer Order to return such Notes to the Issuer.

            (b) The Issuer, the Sponsors, the Shareholders or their Affiliates may at any time purchase any Notes in the open market or otherwise at any price provided any Note so purchased by the Issuer must be surrendered to the Note Trustee for cancellation in accordance with Section 2.11(a) and may not be re-issued or re-sold.

            SECTION 2.12 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months, and, in the case of an incomplete month, the number of days actually elapsed.

            SECTION 2.13 Certification Forms.

            (a) Whenever any certification is to be given by a beneficial owner of an interest in a Restricted Global Note pursuant to Section 2.7(c)(v)(B) hereof in connection with the transfer of a beneficial interest in a Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such certification shall be provided substantially in the form set forth in Exhibit B hereto, with only such changes as shall be approved in writing by the Issuer.

            (b) Whenever any certification is to be given by a beneficial owner of an interest in a Restricted Global Note pursuant to Section 2.7(c)(v)(C) hereof in connection with the transfer of a beneficial interest in a Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such certification shall be provided substantially in the form set forth in Exhibit C hereto, with only such changes as shall be approved in writing by the Issuer.

            (c) Whenever any certification is to be given by a beneficial owner of an interest in a Regulation S Global Note pursuant to Section 2.7(c)(v)(D) hereof in connection with the transfer of a beneficial interest in the Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such certification shall be provided substantially in the form set forth in Exhibit D hereto, with only such changes as may be approved in writing by the Issuer.

            (d) Whenever any certification is to be given by the Holder of a Restricted Note pursuant to Section 2.7(b) or 2.7(c)(v)(E) hereof in connection with the transfer or exchange of a Restricted Note, such certification shall be provided substantially in the form set forth in Exhibit E (which may be attached to or set forth on the Restricted Note), with only such changes as may be approved in writing by the Issuer.

            SECTION 2.14 CUSIP Numbers. The Issuer in issuing the Notes may use "CUSIP" or other identification numbers (if then generally in use), and, if so, the Note Trustee shall use "CUSIP" or such other identification numbers in notices of redemption as a convenience to Holders; provided that the Note Trustee shall assume no responsibility for the accuracy of such numbers and any such redemption shall not be affected by any defect in or omission of such numbers.

            SECTION 2.15 Taxes. Subject to the exceptions noted below and
Section 3.3 hereof, the Issuer shall make all payments of principal, premium, if any, and interest in respect of the Notes and amounts payable to the Note Trustee hereunder, and shall cause each Sponsor, as applicable, to make any payments under the Sponsor Credit Support free and clear of, and without withholding or deduction for or on account of, any and all tax, assessment or other governmental charge imposed by Mexico or Russia (or any taxing authority thereof or therein) (in each case, "Taxes"). If any additional or new Taxes are so imposed after the date of this Indenture, the Issuer (in respect of payments under the Notes) shall and shall cause the Sponsors (in respect of payments under the Sponsor Credit Support) to pay such additional amounts ("Additional Amounts") as will result in receipt by the Holders of such amounts as would have been received by them had no such Taxes been imposed, except that no Additional Amounts will be payable with respect to any particular Note for or on account of:

            (a) any Taxes that would not have been imposed but for (i) the existence of any present or former connection between a Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the relevant taxing jurisdiction, other than merely the holding or owning of such Note or receipt of interest, principal or premium, if any, in respect of the Notes, or (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that Taxes would have been imposed, and the holder of such Note would have been entitled to such Additional Amounts, on presenting such Note for payment on the last day of such 30-day period;

            (b) any Taxes that have been imposed by reason of the failure of a Holder (or, if the Holder is not the beneficial owner of such Note, the beneficial owner of such Note), (i) to comply with any certification, identification, information or other reporting requirement concerning the nationality, residence or identity of the Holder (or, if the Holder is not the beneficial owner of such Note, the beneficial owner of such Note) or (ii) to make and to deliver any declaration or similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Issuer or a Sponsor), in each case if compliance is required by statute, regulation, administrative practice or treaty of Mexico or Russia, as the case may be, or any political subdivision or taxing authority within Mexico or Russia, as the case may be, as a precondition to exemption from, or the reduction in the rate of, deduction or withholding of such Taxes;

            (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

            (d) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, premium, if any, or interest on the Notes; or

            (e) any combination of (a), (b), (c) or (d) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on, any Note or under the Sponsor Credit Support to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the benefit of such Additional Amounts had it been the holder of such Note or the beneficiary of the Sponsor Credit Support. On the Closing Date, the Issuer shall furnish the Note Trustee and any Paying Agent that is not the Note Trustee with an Officer's Certificate specifying the amount required to be withheld from any payment of principal, premium, if any, and interest in respect of the Notes and the Additional Amounts to be paid by the Issuer or any Sponsor. Such certificate shall be deemed to be effective for any payments made on each subsequent Payment Date, and the Issuer shall not be required to provide another Officer's Certificate unless there has been any change in the amount of Additional Amounts which are required to be paid, in which case an additional Officer's Certificate will be provided at least 10 days prior to the Payment Date on which such Additional Amounts are to be paid. The Issuer covenants to indemnify the Note Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or reasonable expense incurred without negligence, bad faith or willful misconduct on the part of either the Note Trustee or the Paying Agent, arising out of or in connection with actions taken or omitted to be taken by either such party in reliance on any Officer's Certificate furnished to either such party by the Issuer pursuant to this Section or in reliance upon the absence of any such Officer's Certificate required to be furnished by the Issuer which is not so furnished. The obligations of the Issuer under this Section shall survive the resignation or removal of the Note Trustee or Paying Agent, as the case may be, the payment of the Notes, and the termination of this Indenture.

            SECTION 2.16 Rights and Liabilities of the Issuer. All parties to this Indenture acknowledge and agree that the Notes will be solely the corporate obligations of the Issuer and, pursuant to the Sponsor Credit Support, the Sponsors, and that none of them will have any recourse to any of the directors, officers or employees of the Issuer or the Sponsors with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with this Indenture, the Finance Documents, the Security Documents or any transactions contemplated hereby or thereby.

            SECTION 2.17 Allocation of Principal and Interest. Each payment of principal of and premium, if any, and interest and Additional Amounts on each Note shall be applied, first, to the payment of accrued but unpaid interest on such Note (as well as any interest on overdue principal or, to the extent permitted by applicable Law, overdue interest) to the date of such payment, second, to the payment of the principal amount of and premium and Additional Amounts, if any, on such Note then due (including any overdue principal) thereunder and, third, the balance, if any, to the payment of the principal amount of such Note remaining unpaid.

            SECTION 2.18 Security for and Parity of Notes; Ranking. All Notes issued and Outstanding hereunder rank on a parity with each other Note, and each Note shall be secured equally and ratably by this Indenture and the Security Documents with each other Note, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Note shall be entitled to the same benefits and security in this Indenture and the Security

Documents as each other Note. The Notes shall rank at least pari passu with any existing and future senior secured indebtedness of the Issuer and shall be senior to all Subordinated Debt. The Issuer shall be responsible for the continued maintenance, priority and perfection of such security interest.

                                    ARTICLE 3

                               REDEMPTION OF NOTES

            SECTION 3.1 Applicability of Article. Notes that are subject to redemption or purchase before their Stated Maturity shall be redeemed or purchased in accordance with their terms and in accordance with this Article 3.

            SECTION 3.2 Mandatory Partial Redemption of Notes.

            Subject to Section 3.01(b) of the Common Agreement, the Issuer shall redeem such portion of the Outstanding Notes and in such amount as shall be required to be redeemed pursuant to Section 3.01(b) of the Common Agreement, less any amount paid to the holders of other Funded Debt, at a Redemption Price equal to all unpaid principal thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Redemption Date on a Redemption Date corresponding to the date on which written instruction is received by the Offshore Depositary Bank from the Intercreditor Agent pursuant to the Depositary Agreement, to apply such amount to such redemption.

            SECTION 3.3 Optional Redemption.

            (a) Without the consent of any Holder, but subject to and in accordance with the Common Agreement, Outstanding Notes may be redeemed by the Issuer at any time in whole or in part, upon its giving irrevocable prior written notice pursuant to Section 3.4 hereof, if as a result of any new laws or any change or proposed change in, or amendment or proposed amendment to, or expiration of, any existing laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of (i) Mexico (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to any treaty or treaties affecting taxation to which Mexico (or any political subdivision or taxing authority thereof or therein) is a party, with respect to payments on the Notes or under the Sponsor Credit Support (other than the Energo Guarantee), or (ii) Russia (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to any treaty or treaties affecting taxation to which Russia (or any political subdivision or taxing authority thereof or therein) is a party, with respect to payments under the Energo Guarantee, which change or amendment becomes effective after the date of the original issuance of the Notes (in each case, any such change or amendment, being herein referred to as a "Tax Law Change"), the Issuer or any Sponsor (as the case may be) has become or will be obligated to pay or withhold, Additional Amounts on any Payment Date (x) in excess of Additional Amounts payable on the Notes or under the Sponsor Credit Support (other than the Energo Guarantee) attributable to withholding taxes imposed at a rate of 4.9% or (y) under the Energo Guarantee, provided, that if the Tax Law Change whereby the Issuer or a Sponsor has become or will be obligated to pay or withhold any such Additional Amounts relates to only a portion of the Outstanding Notes, then only those Notes with respect to which the Issuer or a Sponsor is obligated to pay such Additional Amounts (or, if the specific Notes with respect to which such Additional Amounts are required to be paid cannot be identified, Notes in an aggregate principal amount equal to the Notes in respect of which such Additional Amounts are required to be paid) shall be redeemed, such redemption to comply with the provisions of Section 3.01(a) of the Common Agreement. The Notes redeemed pursuant to this Section 3.3(a) will be redeemed or purchased at a Redemption Price equal to all unpaid principal thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Redemption Date

(which Redemption Date will be determined by the Issuer subject to and in accordance with Section 3.4 hereof and Section 3.01(a) of the Common Agreement).

            Prior to the publication of any notice of redemption pursuant to this provision, the Issuer will deliver to the Note Trustee an Officer's Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts which certify that the conditions precedent to the right of the Issuer so to redeem have occurred.

            (b) Subject to Section 3.01(a) of the Common Agreement, the Issuer shall have the right to redeem all or any portion of the Outstanding Notes, in whole or in part, at a redemption price equal to the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date (including any Additional Amounts), plus a Make-Whole Premium (as defined below).

            "Make-Whole Premium" shall mean,

            (A) an amount calculated by the Issuer as of the Redemption Date as follows:

                  (i) the average life of the remaining scheduled payments of principal in respect of the Outstanding Notes to be redeemed (the "Remaining Average Life") shall be calculated as of the Redemption Date;

                  (ii) the yield to maturity shall be calculated for the United States Treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); provided, however, that if no United States Treasury security has an average life equal to the Remaining Average Life, the yields (the "Other Yields") for the two maturities of the United States Treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to par shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month;

                  (iii) the discounted net present value of the then remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Redemption Date) in respect of Outstanding Notes to be redeemed shall be calculated as of the Redemption Date using a discount factor equal to the sum of (a) the yield to maturity of the Primary Issue, plus (b) 50 basis points; and

                  (iv) the amount of premium in respect of Notes to be redeemed shall be an amount equal to (a) the discounted net present value of such Notes to be redeemed determined in accordance with clause (iii) above minus (b) the unpaid principal amount of such Notes; provided, however, that the premium shall not be less than zero; and,

            (B) with respect to any Note to be redeemed, the amount obtained by multiplying (i) the aggregate Make-Whole Premium determined as set forth above by (ii) the ratio of the unpaid principal amount of such Note on the Redemption Date to the aggregate unpaid principal amount of all Notes Outstanding on the Redemption Date.

            The Issuer shall make such calculations in good faith, which calculations shall be conclusive in the absence of manifest error.

            SECTION 3.4 Delivery of Notices, Certificates and Opinions.

            (a) To the extent possible, the Issuer shall promptly notify the Note Trustee, by telephone, confirmed fax and mailed notice, of any event giving rise or potentially giving rise to a mandatory or optional redemption as specified in Section 3.2 or 3.3 hereof at least 30 days prior to such redemption. Subject to the requirements set forth in clause (c) below, if the Issuer elects to redeem the Notes pursuant to Section 3.3 hereof, the Issuer, at least 30 days prior to the Redemption Date fixed by the Issuer, shall establish the Redemption Date and deliver to the Note Trustee an Issuer Order specifying the Redemption Date to be established hereunder and principal amount of Notes to be redeemed.

            (b) Except as otherwise specified in the terms of the Notes to be redeemed, the Note Trustee shall promptly forward a copy of any notice received by it pursuant to Section 3.4(a) hereof, at the expense of the Issuer, in the manner provided in Section 1.6 hereof to the Holders to be redeemed at least 30 days but not more than 60 days prior to the Redemption Date, as the case may be. All notices of redemption shall state, as applicable:

                  (i) the Redemption Date;

                  (ii) the Redemption Price, and accrued interest, if any, specifying the Make-Whole Premium payable on redemption, if any;

                  (iii) if less than all of the Outstanding Notes are to be redeemed, (i) the identification of the particular Notes to be redeemed, or (ii) the portion of the principal amount of each Note to be redeemed, and a statement that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the remaining unpaid principal amount thereof will be issued;

                  (iv) that on the Redemption Date, interest thereon will cease to accrue on and after said date; and

                  (v) the Place or Places of Payment where such Notes are to be surrendered for payment of the amount in respect of such redemption.

            (c) In the case of any redemption of Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture or (ii) pursuant to an election of the Issuer that is subject to a condition specified in the terms of such Notes, the Issuer shall furnish the Note Trustee with an Officer's Certificate and Opinion of Counsel addressed to the Note Trustee evidencing compliance with such restriction or condition. If the Issuer shall not timely furnish such Officer's Certificate and Opinion of Counsel in the case of any mandatory redemption pursuant to Section 3.2 hereof, the Note Trustee may at the Issuer's expense obtain such an Opinion of Counsel and such other opinions or certificates as shall be necessary for such Opinion of Counsel.

            SECTION 3.5 Redemption of and Payment on Notes. Pursuant to the Noteholder Depositary Agreement, the Note Trustee agrees to instruct the Noteholder Depositary Bank, with respect to all amounts received by the Note Trustee from the Intercreditor Agent pursuant to Sections 3.01(b)(i), (ii) and
(iv) of the Common Agreement, to segregate and hold in trust all such amounts and, upon the Note Trustee's instruction in accordance with Section 4.3 of the Noteholder Depositary Agreement, transfer such amounts to the Note Trustee to be applied to the redemption of the Notes on the Redemption Date. With respect to all amounts received by the Note Trustee pursuant to Sections 3.01(a) and
(b)(iii) of the Common Agreement, the Note Trustee agrees to segregate and hold in trust all such amounts and, subject to Section 4.3 of the Noteholder Depositary Agreement, apply such amounts to the redemption of the Notes on the Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Notes or portions thereof so to be redeemed shall, on the Redemption Date become due and payable, and from and after such date such Notes or portions thereof shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with the notice thereof received from the Note Trustee pursuant to Section 3.4(b) hereof, the Note Trustee shall pay an amount in respect of such Note or portion thereof as provided in such notice; provided, however, that any payment of interest on the Note, the Stated Maturity of which is on or prior to the Redemption Date, shall be payable to the Holder of such Note or one or more Predecessor Notes, registered as such at the close of business on the related Regular Record Date according to the terms of such Note and subject to the provisions of Section 2.9 hereof.

            SECTION 3.6 Notes Redeemed in Part.

            (a) Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Note Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Note Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Note so surrendered.

            (b) Except as otherwise specified in the terms of the Notes, if less than all the Notes are to be redeemed pursuant to Section 3.2 or 3.3(b) hereof, the particular Notes to be redeemed shall be selected by the Note Trustee pro rata from the Outstanding Notes not previously called for redemption in whole. The Note Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of the Notes to be redeemed in part, the principal amount thereof to be redeemed.

            (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Notes shall relate, in the case of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes that has been or is to be redeemed.

            SECTION 3.7 Cancellation of Notes. All Notes redeemed under any of the provisions of this Indenture shall forthwith be canceled.

                                    ARTICLE 4

                           CONCERNING THE NOTE TRUSTEE

            SECTION 4.1 Duties and Responsibilities of Note Trustee; During Default; Prior to Default. No provision of this Indenture shall be construed to relieve the Note Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                  (a) prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all such Events of Default with respect to the Notes which may have occurred:

                        (i) the duties and obligations of the Note Trustee with
            respect to the Notes shall be determined solely by the express provisions of this Indenture and the other Financing Documents to which it is a party, and the Note Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and the other Financing Documents to which it is a party, and no implied covenants or obligations shall be read into this Indenture and the other Financing Documents against the Note Trustee; and

                        (ii) in the absence of bad faith on the part of the Note
            Trustee, the Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Note Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Note Trustee, the Note Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical computations or other facts stated therein);

                  (b) the Note Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Note Trustee, unless it shall be proved that the Note Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Note Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or exercising any trust or power conferred upon the Note Trustee, under this Indenture, provided that such action is otherwise permissible under the Common Agreement and the Intercreditor Agreement.

            In case an Event of Default with respect to the Notes has occurred (which has not been cured or waived) the Note Trustee shall, subject to the Common Agreement and the Intercreditor Agreement, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            Except as otherwise specifically provided herein, (i) all references in this Indenture to the Note Trustee shall be deemed to refer to the Note Trustee in its capacity as Note Trustee and in its capacity as Security Registrar and Paying Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Note Trustee shall be deemed to apply with the same force and effect to the Note Trustee acting in its capacity as Security Registrar and Paying Agent.

            SECTION 4.2 Certain Rights and Duties of Note Trustee. Subject to
Section 4.1 hereof, in performing its duties and exercising its powers hereunder and under each of the other Financing Documents to which it is a party:

            (a) The Note Trustee may conclusively rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture.

            (b) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Issuer by an Authorized Representative (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the

Board of Directors may be evidenced to the Note Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer.

            (c) The Note Trustee may consult with counsel of its choice and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (d) The Note Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities (including attorneys' fees) which may be incurred therein or thereby.

            (e) The Note Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture absent misapplication of monies by the Note Trustee or gross negligence or willful misconduct on the part of the Note Trustee.

            (f) The Note Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document reasonably believed by it to be genuine unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, that, if the payment within a reasonable time to the Note Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Note Trustee, not reasonably assured to the Note Trustee by the security afforded to it by the terms of this Indenture, the Note Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Note Trustee, shall be repaid by the Issuer upon demand.

            (g) The Note Trustee may execute any of the trusts or powers hereunder or under the other Financing Documents to which it is a party hereunder or perform any duties hereunder or thereunder either directly or by or through agents or attorneys, accountants, appraisers or other experts or advisers of its selection as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder or thereunder and shall not be responsible for any act or omission on the part of any of them appointed with due care by the Note Trustee hereunder or thereunder.

            (h) If an Event of Default known to the Note Trustee has occurred and is continuing, the Note Trustee shall, subject to the Common Agreement and the Intercreditor Agreement, exercise such of the rights and powers vested in it by this Indenture and, subject to the Common Agreement and the Intercreditor Agreement, use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (i) Every provision of this Indenture that in any way relates to the Note Trustee is subject to this Section 4.2.

            (j) The rights, privileges, protections, immunities and benefits given to the Note Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Note Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

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

            (k) The Note Trustee makes no representations as to the nature of title nor value of the Accounts hereunder nor as to the title thereto, nor as to the rights and interests granted or the security afforded by this Indenture or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Indenture and the Note Trustee shall incur no liability or responsibility in respect of any such matters.

            (l) Any Person that shall be designated as a duly authorized representative to act in connection with any matters pertaining to this Indenture or the Collateral shall present to the Note Trustee such documents, including opinions of counsel, as the Note Trustee may reasonably request, in order to demonstrate to the Note Trustee the authority of such Person to so act.

            (m) Anything in this Indenture to the contrary notwithstanding, in no event shall the Note Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Note Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

            SECTION 4.3 Note Trustee Not Responsible for Recitals, Etc. The recitals contained herein and in the Notes, except the Note Trustee's certificate of authentication, shall be taken as the statements of the Issuer, as the case may be, and the Note Trustee assumes no responsibility for the correctness of the same. The Note Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of the offering materials used in connection with the offering for sale or sale of the Notes. The Note Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes.

            SECTION 4.4 Note Trustee and Others May Hold Notes. The Note Trustee or any Paying Agent or Security Registrar or any other Authorized Agent of the Note Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any other obligor on the Notes with the same rights it would have if it were not Note Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

            SECTION 4.5 Monies Held by Note Trustee or Paying Agent. All monies received by the Note Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.

            SECTION 4.6 [Reserved]

            SECTION 4.7 Right of Note Trustee to Rely on Officer's Certificates and Opinions of Counsel. Before the Note Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer's Certificate or an Opinion of Counsel addressed to it, which shall conform to the provisions of Section 1.3 hereof. The Note Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            SECTION 4.8 Persons Eligible for Appointment As Note Trustee. The Note Trustee hereunder shall at all times be a corporation which is eligible pursuant to the Trust Indenture Act, having a combined capital and surplus of at least US$100,000,000. If such corporation publishes reports of condition at least annually, then, for the purposes of this Section 4.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent

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report of condition so published. In case at any time the Note Trustee shall cease to be eligible in accordance with this Section 4.8, the Note Trustee shall resign immediately in the manner and with the effect specified in Section 4.9 hereof. The Note Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided that there shall be excluded from the operation of Section 3(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in
Section 3(b)(1) of the Trust Indenture Act are met.

            SECTION 4.9 Resignation and Removal of Note Trustee; Appointment of Successor.

            (a) The Note Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Holders in the manner provided in
Section 1.6 hereof. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument executed by order of the Board of Directors, one copy of which instrument shall be delivered to each of the resigning trustee and the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper, appoint a successor trustee.

            (b) In case at any time any of the following shall occur:

                  (i) the Note Trustee shall cease to be eligible under Section
      4.8 hereof and shall fail to resign after written request therefor by the Issuer or by any Holder, or

                  (ii) the Note Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Note Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Note Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Note Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to each of the Note Trustee so removed and the successor Note Trustee, or, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Note Trustee and the appointment of a successor Note Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Note Trustee and appoint a successor Note Trustee.

            (c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Note Trustee and appoint a successor Note Trustee by delivering to the Note Trustee so removed, the successor Note Trustee so appointed and the Issuer the evidence provided for in Section 6.1 hereof of the action taken by the Holders.

            (d) Any resignation or removal of the Note Trustee and any appointment of a successor Note Trustee pursuant to this Section 4.9 shall become effective only upon acceptance of appointment by the successor Note Trustee as provided in Section 4.10 hereof and payment to the predecessor Note Trustee of all of its fees and expenses, including fees and expenses of counsel.

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            SECTION 4.10 Acceptance of Appointment by Successor Note Trustee.
Any successor Note Trustee appointed under Section 4.8 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Note Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Note Trustee shall become effective and such successor Note Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Note Trustee hereunder, with like effect as if originally named as Note Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Note Trustee, the Note Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section
4.6 hereof, execute and deliver an instrument transferring to such successor Note Trustee all the rights, powers and trusts of the Note Trustee so ceasing to act. Upon request of any such successor Note Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Note Trustee all such rights and powers (subject to surviving rights of indemnity).

            Upon acceptance of appointment by a successor Note Trustee, the Issuer shall give notice of the succession of such Note Trustee hereunder to the Holders in the manner provided in Section 1.6 hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Note Trustee, the successor Note Trustee shall cause such notice to be given at the expense of the Issuer.

            SECTION 4.11 Merger, Conversion or Consolidation of Note Trustee. Any Person into which the Note Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Note Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Note Trustee, shall be the successor of the Note Trustee and any agency hereunder served by the Note Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Note Trustee shall be eligible under the provisions of Section
4.8 hereof and Section 310(a) of the Trust Indenture Act.

            SECTION 4.12 Maintenance of Offices and Agencies.

            (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, and in such other Places of Payment, if any, as shall be specified in the terms established for the Notes, an office or agency where Notes may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium and Additional Amounts, if any, and interest, and where notices and demands to or upon the Note Trustee in respect of such Notes or this Indenture may be served. Such office or agency shall be initially at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Note Trustee to the Issuer in the manner specified in
Section 1.5 hereof and to the Holders in the manner specified in Section 1.6 hereof. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

            (b) There shall at all times be a Security Registrar and a Paying Agent hereunder. Any Paying Agent (other than the Note Trustee) from time to time appointed hereunder shall execute and deliver to the Note Trustee an instrument in which said Paying Agent shall agree with the Note Trustee, subject to the provisions of this Section 4.12, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of principal of, premium and Additional Amounts, if any, and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

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

                  (ii) give the Note Trustee within five days thereafter notice of any default by any obligor upon the Notes in the making of any such payment of principal of, premium and Additional Amounts, if any, or interest; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Note Trustee, forthwith pay to the Note Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Note Trustee may, to the extent authorized by written instructions of the Note Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, The City of New York, for the account of the Note Trustee.

            The Note Trustee at its office specified in the first paragraph of this Indenture, is hereby appointed as Paying Agent hereunder.

            (c) At any time when the Notes remain Outstanding, the Note Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Note Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.8 hereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Note Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the Note Trustee or the Note Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Note Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Note Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent shall be made pursuant to this Section 4.12(c), the Notes may have endorsed thereon, in addition to the Note Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

            This Note is one of the Notes referred to in the within-mentioned Indenture.

                              Citibank, N.A.,
                              as Note Trustee

                              By____________________________
                                   Authenticating Agent

                              By____________________________
                                    Authorized Signatory

            (d) Any Authorized Agent shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least US$50,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by United States federal or state authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.12, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 4.12, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 4.12.

            (e) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 4.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

            (f) Any Authorized Agent may at any time resign by giving written notice of resignation to the Note Trustee and the Issuer. The Issuer may, and at the request of the Note Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Note Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 4.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents approved by the Note Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 4.12. The Issuer shall give written notice of any such appointment to all Holders pursuant to Section 1.6 hereof. If the Issuer fails to give such notice within 10 days after approval by the Note Trustee of appointment by the Issuer of the successor Authorized Agent, the Note Trustee shall cause such notice to be given at the expense of the Issuer.

            (g) Each Paying Agent shall comply with all applicable withholding, information reporting and back-up withholding tax requirements under the Code and the Treasury Regulations issued thereunder in respect of any payment on, or in respect of, a Note.

            SECTION 4.13 Note Trustee Risk. None of the provisions contained in this Indenture shall require the Note Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Note Trustee shall be subject to Section 4.2 hereof and, if the Notes are registered pursuant to the Securities Act, the requirements of the Trust Indenture Act.

            SECTION 4.14 Limitation on Duty of Note Trustee in Respect of Collateral.

            (a) Beyond the exercise of reasonable care in the custody thereof, the Note Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Note Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Note Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

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

            (b) The Note Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Note Trustee, for the validity or sufficiency of the Collateral or any Indenture or assignment contained therein, for the validity of title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

            SECTION 4.15 Assignment of Rights, No Assumption of Duties. Anything herein contained to the contrary notwithstanding, (a) the Issuer shall remain liable under each of the Financing Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder, (b) the exercise by the Note Trustee of any of its rights, remedies or powers under any Financing Documents shall not release the Issuer from any of its duties or obligations under each of the Financing Documents to which it is a party, and (c) the Note Trustee shall not be obligated to perform any of the obligations or duties of the Issuer thereunder or, except as expressly provided herein with respect to the Note Trustee, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

            SECTION 4.16 Concerning the Note Trustee and the Collateral. The Note Trustee shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States ("Foreign Collateral") but shall at the specific request of a majority in aggregate principal amount of the Notes ("Noteholder Request"), appoint a Person or Persons to act on behalf of the Holders with respect to the Foreign Collateral and direct the Collateral Agents in accordance with the Noteholder Request.

            Both before and after an Event of Default, the Note Trustee shall have no duty to supervise or monitor any Collateral Agent or the Note Depositary Bank or its performance, and no liability for any acts or omissions of any Collateral Agent or the Note Depositary Bank.

            SECTION 4.17 Reports by Trustee. The Note Trustee shall comply with
Section 313(a) of the Trust Indenture Act. The Issuer agrees to notify the Note Trustee if the Notes become listed on any stock exchange and any subsequent delisting thereof.

            SECTION 4.18 Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in case the Note Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Note Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Note Trustee appoint an individual or institution as a separate trustee or co-trustee. As long as no Default or Event of Default has occurred and is continuing, any such appointment pursuant to this Section 4.18 shall be subject to the consent of the Issuer, which consent is not to be unreasonably withheld and, in any event, shall be deemed to have been given by the Issuer if the Issuer fails to communicate to the Note Trustee in writing its objection to such proposed appointment within five Business Days of receiving notice thereof from the Note Trustee. The following provisions of this Section are adopted to these ends.

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

            In the event that the Note Trustee appoints an additional individual or institution as a separate trustee or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Note Trustee with respect thereto shall be exercisable by and vest in such separate trustee or co-trustee but only to the extent necessary to enable such separate trustee or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Note Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate trustee or co-trustee shall run to and be enforceable by either of them.

            Should any instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Note Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer; provided, that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within fifteen (15) days after request therefor, the Note Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer's name and stead. In case any separate trustee or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Note Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights and powers, conferred or imposed upon the Note Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

            (ii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

                  Any notice, request or other writing given to the Note Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 4.18.

            Any separate trustee or co-trustee may at any time appoint the Note Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Note Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                    ARTICLE 5

                          COVENANTS; DEFAULTS, REMEDIES

            SECTION 5.1 Covenants of the Issuer.

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

            (a) The Issuer covenants and agrees for the benefit of the Holders that so long as any Note is outstanding it shall duly perform, observe and comply with all of its obligations, covenants and agreements set forth in the Common Agreement and the other Financing Documents all of which, together with the schedules related thereto (as so in effect) are hereby incorporated by reference, mutatis mutandis.

            (b) The Issuer covenants and agrees that it shall, during any period in which it is not subject to Section 13(a), 13(c) or 15(d) under the Exchange Act, make available to any Holder in connection with any sale thereof and any prospective purchaser of the Notes from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

            SECTION 5.2 Events of Default. Upon any Event of Default, Holders shall have such rights as set forth in the Common Agreement, the Intercreditor Agreement and the Noteholder Depositary Agreement. Unless the Common Agreement or the Intercreditor Agreement otherwise specifies and subject to Section 5.10 hereof and to the terms and conditions of the Intercreditor Agreement, Holders of not less than a majority in aggregate principal amount of Notes then Outstanding may, directly or through the Note Trustee, exercise any rights of Holders pursuant to the Indenture and the Common Agreement; provided, however, that in the case of any Bankruptcy Event of Default, all Notes shall, without any notice to the Issuer or the Note Trustee or any other act by any Holder, become immediately due and payable and the Note Trustee shall notify the Collateral Agents and the Intercreditor Agent of such acceleration and immediately upon receipt of notice (or otherwise having actual knowledge) of the occurrence of any Bankruptcy Event of Default the Collateral Agents (and the Note Trustee with respect to the Note Collateral) and the Intercreditor Agent, as applicable, shall engage in an Enforcement Action (as defined in the Intercreditor Agreement) and exercise all available remedies as instructed pursuant to the Intercreditor Agreement. Notwithstanding anything to the contrary herein, the exercise of any remedies following a declaration of acceleration is subject to and limited to the terms and conditions of the Common Agreement and the Intercreditor Agreement.

            SECTION 5.3 Collection of Indebtedness by Note Trustee; Note Trustee May Prove Debt. The Issuer covenants that in addition to any amounts payable pursuant to any enforcement action pursuant to Section 7.03 of the Common Agreement, the Issuer shall pay to the Note Trustee such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to the Note Trustee and each predecessor Note Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Note Trustee and each predecessor Note Trustee, as provided in Section 4.6 hereof, except as a result of its gross negligence or bad faith.

            Until demand is made by the Note Trustee pursuant to the Common Agreement, upon the taking of any enforcement action pursuant to Section 7.03 of the Common Agreement, the Issuer may pay the principal of and interest on the Notes (including Additional Amounts) to the registered Holders thereof, whether or not the principal of and interest on such Notes (including Additional Amounts) be overdue.

            All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Note Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relating thereto, and any such action or proceedings instituted by the Note Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Note Trustee, each predecessor Note Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders in respect of which such action was taken.

            In any proceedings brought by the Note Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Note Trustee shall be a party), the Note Trustee shall be held to represent all the Holders in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

               SECTION 5.4 Application of Proceeds. Any moneys collected by the Note Trustee pursuant to this Article, the Common Agreement and the Intercreditor Agreement in respect of the Notes shall be applied in the following order at the date or dates fixed by the Note Trustee and, in case of the distribution of such moneys on account of principal (including Additional Amounts), upon presentation of the several Notes in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

            FIRST: To the payment of costs and expenses in respect of which moneys have been collected, including all fees and expenses and liabilities incurred, and all advances made, by the Note Trustee and each predecessor Note Trustee, as provided in Section 4.6 hereof, except as a result of gross negligence or willful misconduct, and all other amounts due to the Note Trustee or any predecessor Note Trustee pursuant to
      Section 4.6 hereof;

            SECOND: In case the principal of the Notes shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts), with interest (to the extent that such interest has been collected by the Note Trustee) upon the overdue installments of interest (including Additional Amounts), as well as, to the payment of an amount equal to the Make-Whole Premium, if any, due and, as well as payable as of the date of such distribution, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

            THIRD: In case the principal of the Notes shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon such Notes for principal and interest (including Additional Amounts), with interest upon the overdue principal, and (to the extent that such interest has been collected by the Note Trustee) upon overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then to the payment of such principal and interest (including Additional Amounts), without preference or priority of principal over interest (including Additional Amounts), or of interest over principal, or of any installment of interest over any other installment of interest, or of the Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest (including Additional Amounts); and

            FOURTH: To the payment of the remainder, if any, to the Issuer, in accordance with the Financing Documents, or to any other Person lawfully entitled thereto.

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

            SECTION 5.5 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Note Trustee may in its discretion (but is not required to), but subject to the Common Agreement and the Intercreditor Agreement, proceed to protect and enforce the rights vested in it by this Indenture and the Common Agreement and the Intercreditor Agreement by such appropriate judicial proceedings as the Note Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Note Trustee by this Indenture or by law.

            SECTION 5.6 Restoration of Rights on Abandonment of Proceedings. In case the Note Trustee shall have proceeded to enforce any right under this Indenture in accordance with the Common Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Note Trustee, then and in every such case the Issuer and the Note Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Note Trustee and the Holders shall continue as though no such proceedings had been taken.

            SECTION 5.7 Limitations on Suits by Holders. Subject to Section 5.8 hereof and, in all cases, the terms and conditions of the Common Agreement and the Intercreditor Agreement, no Holder of the Note shall have any right by virtue or by availing itself of any provision of this Indenture or of the Notes to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or under the Notes, unless such Holder previously shall have given to the Note Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Note Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Note Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Note Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Note Trustee pursuant to Section 5.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Note Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other Holder or to enforce any right under this Indenture or under the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Note Trustee shall be entitled, subject to Section 5.8 hereof, to such relief as can be given either at law or in equity.

            SECTION 5.8 Inconsistency with Common Agreement or Intercreditor Agreement. Each Holder of a Note acknowledges that the Note Trustee has entered into the Common Agreement, the Intercreditor Agreement and the other Financing Documents to which it is a party on behalf of the Holders and all future Holders. Notwithstanding anything to the contrary expressed or implied herein, all rights, powers and remedies available to the Note Trustee and the Holders, and all future Holders, shall be subject to the Common Agreement, the Intercreditor Agreement and the other Financing Documents to which it is a party. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and the Common Agreement or the Intercreditor Agreement, the terms of the Common Agreement or the Intercreditor Agreement, as applicable, shall govern and control.

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            SECTION 5.9 Powers and Remedies Cumulative; Delay or Omission Not
Waiver of Default. Except as provided in Section 5.7 and 5.8 hereof, no right or remedy herein conferred upon or reserved to the Note Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        No delay or omission of the Note Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
Section 5.7 hereof and Section 5.8 hereof, every power and remedy given by this Indenture or by law to the Note Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Note Trustee or by the Holders.

            SECTION 5.10 Control by Holders. The Holders (which term shall include, for purposes of voting or any other request, demand, authorization, direction, notice, consent, waiver or other action to be taken pursuant to this
Section 5.10 or any other provision hereof, any owner of a beneficial interest in a Global Note pursuant to the rules and procedures of the Depositary with respect to any transfer or exchange of or for beneficial interests in any Global
Note) of a majority in aggregate principal amount of the Notes at the time Outstanding shall, subject to the Common Agreement and the Intercreditor Agreement, have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Note Trustee, or exercising any trust or power conferred on the Note Trustee with respect to the Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 4.1 hereof) the Note Trustee shall have the right to decline to follow any such direction if the Note Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Note Trustee in good faith by action of its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Note Trustee shall determine that the action or proceedings so directed would involve the Note Trustee in personal liability or if the Note Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to Section 4.1 hereof) the Note Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders. Notwithstanding the foregoing, with respect to any action taken by the Holders (including with respect to consultations, polls and voting conducted under or in respect of the Common Agreement and the Intercreditor Agreement), the Note Trustee shall vote, for the purposes of the Common Agreement and the Intercreditor Agreement, both for and against such action, the actual amount of Notes Outstanding that voted for or against such action, and shall exercise any vote with respect to the Notes Outstanding that have not so voted in accordance with the votes of the majority of the actual amount of Notes Outstanding that have voted.

        Subject to Section 5.8 hereof, nothing in this Indenture shall impair the right of the Note Trustee in its discretion to take any action deemed proper by the Note Trustee and which is not inconsistent with such direction or directions by Holders.

            SECTION 5.11 Waiver of Past Event of Default or Defaults. Subject to the terms of the Common Agreement and the Intercreditor Agreement, prior to a declaration of the acceleration of the maturity of the Notes, the Holders of a majority (or of such lesser percentage as may act at a meeting of Holders) in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all the Notes waive any past default, Event of Default or Default, except a default in respect of a

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covenant or provision hereof that cannot be modified or amended without the consent of each Holder affected as provided in Section 8.2 hereof. In case of any such waiver, the Issuer, the Note Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively. Subject to the terms of the Common Agreement and the Intercreditor Agreement, the Majority Creditors have the right on behalf of the Creditors (including the Holders) to consent to the waiver of certain Defaults and Events of Default.

        Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Default or Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default, Default or Event of Default or impair any right consequent thereon.

              SECTION 5.12 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Note Trustee for any action taken, suffered or omitted by it as Note Trustee, the filing by any party litigant in such suit other than the Note Trustee of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, the provisions of this Section shall not apply to any suit instituted by the Note Trustee, to any suit instituted by any Holder or group of Holders holding in aggregate more than 10% in principal amount of Outstanding Notes, or any suit instituted by a Holder for enforcement of payment of the principal of premium, if any, or interest on, the Note on or after the date such amount is required to be paid.

              SECTION 5.13 Payments after an Event of Default. Upon the occurrence of an Event of Default with respect to the Notes and any subsequent declaration by the Note Trustee, any Collateral Agent or the Intercreditor Agent, pursuant to this Indenture, the Common Agreement or the Intercreditor Agreement that the principal amount of all the Notes is due and payable immediately, the Note Trustee, subject to and in accordance with the Common Agreement and the Intercreditor Agreement, may by notice in writing: (a) to the Issuer and any Paying Agent, require each Paying Agent to deliver all Notes and all moneys, documents and records held by them with respect to the Notes to the Note Trustee or as the Note Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Note Trustee under this Indenture and the Notes, and thereafter to hold all Notes and all moneys, documents and records held by it in respect to such Notes to the order of the Note Trustee.

              SECTION 5.14 Actions to be taken by Note Trustee under Common Agreement and the Intercreditor Agreement. Notwithstanding any other provision contained herein to the contrary, in the event that any consent, approval, waiver or other direction of the Creditors is sought by any Collateral Agent or the Intercreditor Agent pursuant to the Common Agreement or the Intercreditor Agreement, as the case may be, and the matter with respect to which such consent, approval, waiver or direction is sought is a matter that the Note Trustee is entitled to vote on under the Common Agreement or the Intercreditor Agreement, as applicable, as representative of the Holders, the Note Trustee, promptly upon the receipt of notice from any Collateral Agent or the Intercreditor Agent describing the action to be voted on in accordance with the Common Agreement or the Intercreditor Agreement, as applicable, shall promptly notify the Holders thereof and of the decision period and duly convene a meeting of Holders in accordance with Article 7 to canvass the Holders as to votes to be cast by the Note Trustee in respect of such matter. Except as set forth in
Section 5.10 and the immediately following sentence, the Note Trustee shall vote only in with instructions issued by the Holders at such meeting. If no instructions are so issued, the Note Trustee shall vote, for the purposes of the Common Agreement and the Intercreditor Agreement, the actual amount of Notes Outstanding for or against such action in accordance

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with the votes of the majority of the Creditors who have voted with respect to such action and the Holders of such Notes shall be deemed to have voted with the majority of such Creditors. In no event shall the Note Trustee be deemed to be a Creditor (i) for payment of principal, interest, indemnification, contribution, or any other similar amounts owed by any Creditor pursuant to the Common Agreement, (ii) for purposes of declaring or waiving a Default or Event of Default under the Common Agreement (except as a representative proceeding in accordance with the voting procedures described above), or (iii) otherwise where the use of such term would be manifestly inappropriate for a financial intermediary which is not an ultimate beneficial holder of securities.

            SECTION 5.15 Other Agreements. The rights, privileges and immunities available to the Note Trustee hereunder shall be available to it in whatever capacity it serves and whether under this Indenture, the Common Agreement, the Intercreditor Agreement or any other document or agreement contemplated hereby.

                                    ARTICLE 6

                             CONCERNING THE HOLDERS

            SECTION 6.1 Evidence of Action Taken by Holders. Whenever in this Indenture or any other Financing Document it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the making of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 7 hereof or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and/or such record are delivered to the Note Trustee and, where expressly required, to the Issuer.

            SECTION 6.2 Proof of Execution of Instruments and of Holding of Notes. Subject to the provisions of Sections 6.1 and 7.5 hereof, proof of the execution of any instrument by a Holder or its agent or proxy and proof of the holding by any person of any of the Notes shall be sufficient if made in the following manner:

        The fact and date of the execution by any such person of any instrument referred to in Section 6.1 may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in any jurisdiction authorized to take acknowledgements of deeds or administer oaths that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument may also be proved in any other manner which the Note Trustee may deem sufficient. The ownership of Notes may be proved by the Security Register or by a certificate of the Security Registrar.

        If the Issuer shall solicit from the Holders, the Note Trustee, any Collateral Agent or the Intercreditor Agent any request, demand, authorization, direction notice, consent, waiver or other act, the Issuer may, at its option, by Board Resolution, fix in advance a record date for the determination of

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

Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Issuer shall have no obligation to do so. Any such record date shall be fixed at the Issuer's discretion. If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other act may be sought or given before or after the record date, but only the Holders of record at the close of business on such record date shall be deemed to be the Holders for the purpose of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Notes Outstanding shall be computed as of such record date.

     The Note Trustee may require such additional proof, if any, of any matter referred to in this Section 6.2 as it shall deem necessary.

     The record of any Holders' meeting shall be proved as provided in Section
7.6 hereof.

            SECTION 6.3 Notes Owned by Issuer and Certain Other Persons Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, the Common Agreement or the Intercreditor Agreement, Notes that are owned by the Issuer, a Sponsor, a Shareholder or CFE or any Affiliate of the Issuer, a Sponsor, a Shareholder or CFE shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Note Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, consent or waiver, only Notes which the Note Trustee knows are so owned shall be so disregarded. The Issuer shall furnish the Note Trustee, upon its request, with a list of such Affiliates. Notes so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 6.3 if the pledgee shall establish to the satisfaction of the Note Trustee that the pledgee has the right to vote such Notes and that the pledgee is not an Affiliate of the Issuer, a Sponsor or a Shareholder. In case of a dispute as to such right, any decision by the Note Trustee, taken upon the advice of counsel, shall be full protection to the Note Trustee.

            SECTION 6.4 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Note Trustee, as provided in Section
6.1 hereof, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Note Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 6.2 hereof, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of the Note shall be conclusive and binding upon such Holder and upon all future holders and owners of such Note, and of the
Note issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note or the Note issued in exchange therefor or in place thereof. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Note Trustee and the Holders of all the Notes.

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                                    ARTICLE 7

                                HOLDERS' MEETINGS

            SECTION 7.1 Purposes for Which Holders' Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article 7 for any of the following purposes:

         (a) to give any notice to the Issuer, any Collateral Agent, the Intercreditor Agent or to the Note Trustee, or to give any directions to the Note Trustee, or to waive or to consent to the waiving of any default hereunder or a Default or Event of Default under the Common Agreement and its consequences, or to take any other action authorized to be taken by Holders hereunder or pursuant to the Common Agreement or the other applicable Financing Documents;

         (b) to remove the Note Trustee and appoint a successor Note Trustee pursuant to Article 4 hereof;

         (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 8.2 hereof; or

         (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, the Common Agreement, the other Financing Documents or under applicable Law.

            SECTION 7.2 Call of Meetings by Note Trustee. The Note Trustee may (and, at the request of the Intercreditor Agent, shall) at any time call a meeting of Holders to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Note Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meetings shall be given by the Note Trustee, in the manner provided in Section 1.6 hereof, not less than 14 nor more than 180 days prior to the date fixed for the meeting, to the Holders.

            SECTION 7.3 Issuer and Holders May Call Meeting. In case the Issuer pursuant to a resolution of its Boards of Directors, or the Holders of at least 10% in aggregate principal amount of the Notes then Outstanding, shall have requested the Note Trustee to call a meeting of Holders by written request setting forth in general terms the action proposed to be taken at the meeting, and the Note Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of such Notes in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 7.1 hereof by giving notice thereof as provided in Section 7.2 hereof.

            SECTION 7.4 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders, a person shall be a (a) Holder of one or more Notes with respect to which such meeting is being held or (b) person appointed by an instrument in writing as proxy for the Holder or Holders of such Notes by a Holder of one or more such Notes. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Note Trustee and its counsel and any representatives of the Issuer and its counsel.

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

            SECTION 7.5 Determination of Voting Rights; Conduct and Adjournment of Meeting. Notwithstanding any other provisions of this Indenture, the Note Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall think fit. The holding of Notes shall be proved in the manner specified in Section 6.2 hereof and the appointment of any proxy shall be proved in the manner specified in said Section 6.2 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Note Trustee.

        The Note Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 7.3 hereof, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

        Subject to the provisions of Section 6.3 hereof, at any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of the Note challenged as not Outstanding and ruled by the chairman of the meeting not to be Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to Section 7.2 or 7.3 hereof may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

        At any meeting, the presence of persons holding or representing Notes with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

            SECTION 7.6 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the serial numbers and principal amounts of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 7.2 hereof. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one of the duplicates shall be delivered to the Issuer and the other to the Note Trustee to be preserved by the Note Trustee, the latter to have attached thereto the ballots voted at the meeting.

        Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES

            SECTION 8.1 Supplemental Indentures Without Consent of Holders. Without the consent of the Holders, the Issuer, when authorized by a Board Resolution of the Issuer and the Note Trustee, at any time and from time to time and subject to the other Financing Documents, may enter into one or more indentures supplemental hereto in form satisfactory to the Note Trustee, for any of the following purposes:

        (a) if permitted by the Financing Documents, to evidence the succession of another entity to the Issuer or any Sponsor, and the assumption by any such successor of the covenants of the Issuer or any Sponsor, as applicable, in this Indenture, the Notes, the Sponsor Credit Support and the Common Agreement;

        (b) to evidence the succession of a new Note Trustee hereunder pursuant to Section 4.10 hereof;

        (c) to comply with any applicable rules or regulations of any securities exchange on which the Notes may be listed;

        (d) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein; provided such action shall not adversely affect the interest of the Holders in any material respect;

        (e) to transfer, mortgage or pledge to the Note Trustee as security for the Notes any property or assets;

        (f) to add to the covenants of the Issuer for the benefit of the Holders;

        (g) to take any other action which may be taken without the consent of the Holders, the other Creditors or all Creditors under the Common Agreement; or

        (h) to add any additional Events of Default for the benefit of the Holders.

            SECTION 8.2 Supplemental Indenture With Consent of Holders. Subject to the terms of the Intercreditor Agreement and Section 11.01 of the Common Agreement, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding, by Act of said Holders delivered to the Issuer and the Note Trustee, the Issuer, when authorized by a Board Resolution, may, and the Note Trustee, subject to Section 8.3 and 8.4 hereof, shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any mutually agreeable provisions to or changing in any manner or waiving or eliminating any of the provisions of this Indenture; provided, however, that, except as set forth in Section 8.2(b), and subject to the terms of the Intercreditor Agreement and Section 11.01 of the Common Agreement, no such supplemental indenture shall, without the consent of all Holders of Outstanding Notes directly affected thereby:

        (a) change the Stated Maturity of any Note or, the Stated Maturity of any payment of interest or Additional Amounts on any Note, or the dates or circumstances of payment of the Make-Whole Premium, if any, on, the Note, or change the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the Place of Payment where, or the coin or

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

currency in which, any Note or the Make-Whole Premium, if any, or the interest or Additional Amounts thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or such payment of the Make-Whole Premium, if any, on or after the date such Make-Whole Premium becomes due and payable, or change the Redemption Date or the terms of payment or redemption; or

        (b) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver provided for in this Indenture; or

        (c) modify any of the provisions of this Section 8.2 hereof; or

        (d) release a Sponsor from any of its obligations under the Sponsor Credit Support or modify the Common Agreement or any other Note Document (in each case other than in accordance with its terms); or

        (e) terminate the Lien of the Security Documents, on any Collateral or deprive any Holder of the security afforded by the Lien of the Security Documents, except to the extent expressly permitted by this Indenture, the Common Agreement or any of the Security Documents.

        Upon receipt by the Note Trustee of a Board Resolution of the Issuer and such other documentation as the Note Trustee may reasonably require, and upon the filing with the Note Trustee of evidence of the Act of said Holders, the Note Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 8.3 and
8.4 hereof and the Common Agreement and the Intercreditor Agreement.

        It shall not be necessary for any Act of Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 8.3 Execution of Supplemental Indentures. The Note Trustee may, but shall not be required to take, any action which increases its duties and responsibilities hereunder. In executing or accepting the additional trusts created by, any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Note Trustee shall be entitled to receive, and (subject to Section 4.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and the other Financing Documents.

            SECTION 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            SECTION 8.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and shall if required by the Issuer, bear a notation in form approved by the Issuer and the Note Trustee as to any matter provided for with respect to such Notes; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer and the Note Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Note Trustee in exchange for Outstanding Notes.

                                    ARTICLE 9

                       DEFEASANCE AND COVENANT DEFEASANCE;
                           SATISFACTION AND DISCHARGE

            SECTION 9.1 Issuer's Option to Effect Defeasance or Covenant Defeasance. The Issuer may elect, at its option at any time, to have Section 9.2 or Section 9.3 hereof applied to the Notes, upon compliance with the conditions set forth below in this Article.

            SECTION 9.2 Defeasance and Discharge. Upon the Issuer's exercise of its option to have this Section applied to the Notes, the Issuer shall be deemed to have been discharged from its obligations with respect to such Notes and the Sponsors shall be discharged from all obligations under the Sponsor Credit Support as provided in this Section on and after the date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned and the Sponsors shall be discharged from all obligations under the Sponsor Credit Support (and the Note Trustee, at the expense and request of the Issuer shall execute proper instruments acknowledging the same) and all of the Collateral (including any trust over any assets of the Issuer and the Sponsors) will be released, without requiring the consent of any Holder, from any and all security interests held directly or held indirectly, for the benefit of the Holders, subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 9.4 hereof and as more fully set forth in such Section, payments in respect of the principal of and any Make-Whole Premium and interest on such Notes when payments are due, (2) the Issuer's obligations with respect to such Notes under Sections 2.6, 2.7 and 2.8 hereof, (3) the rights, powers, trusts, duties, indemnities and immunities of the Note Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Issuer may exercise its option to have this Section applied to the Notes notwithstanding the prior exercise of its option to have Section 9.3 hereof applied to such Notes. Notwithstanding anything to the contrary contained herein, Defeasance hereunder shall not be deemed to release the Issuer from any of its obligations owed to the Secured Parties (other than the Holders and the Note Trustee) or limit any remedies of the Secured Parties (other than the Holders and the Note Trustee).

            SECTION 9.3 Covenant Defeasance. Upon the Issuer's exercise of its option to have this Section applied to the Notes, (1) the Issuer shall be released from its obligations under Section 6.01(a),(b),(d),(f),(g),(h),(i),(j),(k),(l),(m),(n),(o),(p),(q),(r),(s), (t),(u)
and (v), Section 6.02 and Section 6.03, inclusive, of the Common Agreement, (all such sections of the Common Agreement the "Relevant Sections") and (2) the occurrence of any event specified in Section 7.01(d) of the Common Agreement (with respect to any of the Relevant Sections, shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section on and after the date the conditions set forth in
Section 9.4 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Notes and the Sponsor Credit Support, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and all of the Collateral (including any trust over any assets of the Issuer or the Sponsors) will be, without the consent of any Holder, released from any and all security interests held, directly or indirectly, for the benefit of the Holders, but the remainder of this Indenture and such Notes and the Sponsor Credit Support with respect thereto shall be unaffected thereby. Notwithstanding anything to the contrary contained herein, Covenant Defeasance hereunder shall not be deemed to release the Issuer from any of its obligations owed to the Secured Parties (other than the Holders and the Note Trustee) or limit any remedies of the Secured Parties (other than the Holders and the Note Trustee).

            SECTION 9.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 9.2 or Section
9.3 hereof to the Notes:

               (a) The Issuer or any Sponsor shall have irrevocably deposited with the Note Trustee, in trust, for the benefit of the Holders, cash in U.S. Dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of and Make-Whole Premium and Additional Amounts, if any, and interest on the Outstanding Notes on and prior to the Stated Maturity of the principal thereof or upon redemption;

               (b) If any such deposit of money shall have been made prior to the Stated Maturity of the principal or Redemption Date of such Notes, the Issuer shall have delivered to the Note Trustee an Issuer Order stating that such money shall be held by the Note Trustee, in trust, as provided in Section 9.5 hereof;

               (c) In the case of redemption of Notes, the notice requisite to the validity of such redemption shall have been given, or irrevocable instructions shall have been given by the Issuer to the Note Trustee to give such notice, under arrangements satisfactory to the Note Trustee;

               (d) The Issuer or any Sponsor shall have delivered to the Note Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance as set forth in this
      Section 9.4 and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion must refer to and be based upon a published ruling of the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax laws;

               (e) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;

               (f) Such Defeasance or Covenant Defeasance as set forth in this
      Section 9.4 will not result in a breach or violation of, or constitute a Default or Event of Default under, any Project Documents, Security Documents, any of the other Financing Documents or any other material agreement or instrument to which the Issuer or any Sponsor is a party or by which it is bound;

               (g) Such Defeasance or Covenant Defeasance shall not cause the Note Trustee to have a conflicting interest with respect to any securities of any Sponsor; and

               (h) The Issuer shall have delivered to the Note Trustee an Officer's Certificate and an Opinion of Counsel satisfactory to the Note Trustee which, taken together, shall state that all conditions precedent under this Indenture to such defeasance have been complied with.

            In the event that Notes which shall be deemed to have been paid as provided in this Section 9.4 do not mature and are not to be redeemed within the 60-day period commencing on the date of the deposit with the Note Trustee of monies, the Issuer shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Notes, to the Holders of such Notes to the effect that the Issuer is deemed to have made full payment on such Notes and the circumstances thereof.

            SECTION 9.5 Satisfaction and Discharge of the Indenture. This Indenture shall upon an Issuer Request cease to be of further effect (except as hereinafter expressly provided), and the Note Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

               (a) the Issuer has paid and discharged, or has caused to be paid and discharged, the entire indebtedness by (i) paying in full the outstanding principal of, and accrued and unpaid interest, Additional Amounts and Make-Whole Premium, if any, on, the Notes as and when payable,
      (ii) depositing with the Note Trustee cash in a sufficient amount to redeem all Outstanding Notes in accordance with their terms together with proof that notice of redemption has been given or waived or an irrevocable order of the Issuer directing the Note Trustee to give such notice and/or
      (iii) delivering to the Note Trustee for cancellation all Outstanding Notes; and

               (b) the Issuer has delivered to the Note Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Upon satisfaction of the aforesaid conditions, the Note Trustee shall, upon receipt of an Issuer Request, acknowledge in writing the satisfaction and discharge of this Indenture and take all other action reasonably requested by the Issuer to evidence the termination of any and all Liens created by or with respect to this Indenture or the Security Documents.

        Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Issuer and the Note Trustee under Sections 2.7, 2.8, 2.9, 2.15, Article 4 and this Article 9 hereof shall survive.

        Upon satisfaction and discharge of this Indenture as provided in this
Section 9.2, the Note Trustee shall assign, transfer and turn over to or upon the order of the Issuer any and all money, securities and other property then held by the Note Trustee for the benefit of the Holders, other than money deposited with the Note Trustee pursuant to Section 9.4(a) hereof and interest and other amounts earned or received thereon.

            SECTION 9.6 Application of Trust Money. The money deposited with the Note Trustee pursuant to Section 9.4 hereof shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of, and Make-Whole Premium, if any, and interest on, the Notes or portions of principal amount thereof in respect of which such deposit was made.

            SECTION 9.7 Return of Moneys Held by Note Trustee and Paying Agent Unclaimed for One Year. Unless otherwise required by mandatory provisions of the applicable escheat or abandoned or unclaimed property law, any moneys deposited with or paid to the Note Trustee or any Paying Agent for the payment of principal of, Make-Whole Premium, if any, or interest on the Note (including Additional Amounts), other than amounts held pursuant to Section 9.1 hereof and not applied but remaining unclaimed for one year after the date upon which such principal, Make-Whole Premium, if any, or interest (including Additional Amounts) shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer or a Sponsor, as the case may be, by the Note Trustee or such Paying Agent, and the Holder of such Note shall thereafter look only to the Issuer or the Sponsors, as the case may be, for any payment that such Holder may be entitled to collect, and all liability of the Note Trustee or any Paying

Agent with respect to such moneys shall thereupon cease, except in the event that such payment was not made due to the gross negligence or omission of the Note Trustee.

                                   ARTICLE 10

                             SPONSOR CREDIT SUPPORT

            The Notes shall have the benefit of the Sponsor Credit Support, pursuant to each of the ICA Guarantee, the Energo Guarantee and the Nacional Guarantee.

                                   ARTICLE 11

                            USE OF PROCEEDS; SECURITY

            SECTION 11.1 Use of Proceeds.

In accordance with the Noteholder Depositary Agreement, on the Closing Date the Note Trustee shall (and the Issuer agrees that the following transfers shall be directed by the Note Trustee) (i) cause the Note Proceeds to be transferred to the Noteholder Depositary Bank for deposit into the Note Proceeds Account, (ii) following the transfer and deposit pursuant to clause (i) above, direct the Noteholder Depositary Bank to (A) transfer an amount equal to U.S.$63,288,333 from the Note Proceeds Account to the Note Interest Account and (B) apply an amount equal to U.S.$35,215,564.89 to repay the portion attributable to the Notes of the amount outstanding under the Interim Loan Documents from the Note Proceeds Account to such repayment. Thereafter, amounts on deposit in the Note Proceeds Account, the Note Interest Account and any other Note Account shall be applied as provided in the Noteholder Depositary Agreement, the Common Agreement and the Intercreditor Agreement.

            SECTION 11.2 Security.

     The due and punctual payment of the principal of, and interest and Additional Amounts on, the Notes when and as the same shall be due and payable on each Payment Date or at Stated Maturity, by acceleration or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes (and any Additional Amounts thereon) and performance of all other Obligations of the Issuer to the Holders or the Note Trustee under this Indenture and the other Financing Documents with respect to the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents.

            SECTION 11.3 Certificates of the Issuer. The Issuer shall furnish to the Note Trustee, prior to any proposed release of any portion of the Collateral other than pursuant to the express terms of the Security Documents, (i) all documents that would be required by Trust Indenture Act Section 314(d) if the Indenture were qualified thereunder and (ii) an Opinion of Counsel, to the effect that such accompanying documents constitute all documents that would be required by Trust Indenture Act Section 314(d) if the Indenture were qualified thereunder. The Note Trustee may, to the extent permitted by Sections 4.1 and 4.2, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

            SECTION 11.4 Authorization of Actions to Be Taken by the Note Trustee Under the Security Documents. In accepting the Notes authenticated and delivered by the Note Trustee hereunder, each Holder authorizes the Note Trustee to enter into, and shall be deemed to have consented and agreed to the terms of, the Financing Documents to which the Note Trustee is a party. Subject to the provisions of Section 4.1 and Section 4.2 and the provisions of the Common Agreement and the Intercreditor Agreement, the Note Trustee may, without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of any Security Document and (b) collect and receive any and all amounts payable in respect of the obligations of the Issuer hereunder. Subject to the Common Agreement and the Intercreditor Agreement, the Note Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of any Security Document or this Indenture, and such suits and proceedings as the Note Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Note Trustee).

            SECTION 11.5 Authorization of Receipt of Funds by the Note Trustee Under the Security Documents. The Note Trustee is authorized to receive any funds for the benefit of the Holders disbursed under any Security Document, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

            SECTION 11.6 Termination of Security Interest. Upon the earliest to occur of (i) the indefeasible payment in full of all obligations of the Issuer under this Indenture and the Notes, (ii) defeasance pursuant to Article 9 and
(iii) covenant defeasance pursuant to Article 9, the Note Trustee shall, at the written request of the Issuer, release the Liens pursuant to this Indenture and the Noteholder Security Agreement upon the Issuer's compliance with the provisions of the Trust Indenture Act pertaining to release of collateral.

                                   ARTICLE 12

                      CFE ASSUMPTION OF FINANCING DOCUMENTS

        Subject to the Intercreditor Agreement and the Common Agreement, if an "Event of Default of the Contractor," under and as defined in the Public Works Contract, has occurred and is continuing, the Issuer shall have the right, but not the obligation, to assign to CFE, and CFE shall have the right to assume, all of the rights and obligations of the Issuer under the Notes, this Indenture and the other Financing Documents pursuant to and in accordance with the CFE Side Letter, provided that such assignment and assumption shall be subject to the prior written consent of the Intercreditor Agent . Upon such assignment and assumption, CFE shall assume the obligations of the Issuer under the Notes, this Indenture and the other Financing Documents with the same effect as if CFE had been named as the Issuer herein; provided that such assignment and assumption shall not release the Issuer from any of its obligations under this Indenture or the other Financing Documents and shall be subject to the prior written consent of the Intercreditor Agent and following such assignment and assumption the Issuer shall remain jointly and severally liable with CFE for the payment and performance of all such obligations under the Notes, the Indenture and the other Financing Documents.

            IN WITNESS WHEREOF, the parties have caused this Note Indenture to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                             CONSTRUCTORA INTERNACIONAL DE
                                             INFRAESTRUCTURA, S.A. DE C.V.,
                                             as Issuer

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             CITIBANK, N.A.,
                                             as Note Trustee

                                             By: _______________________________
                                                 Name:
                                                 Title:

                           Signature Page to Indenture

                                                                     Exhibit A-1
                                                                    to Indenture

                       [FORM OF REGULATION S GLOBAL NOTE]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
(X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF OR (Y) AT ANY TIME BY ANY TRANSFEROR THAT WAS AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH OFFER, RESALE, PLEDGE OR OTHER TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY OR AN AFFILIATE OF THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EITHER CASE, TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (5) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THAT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

            UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V. ("ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND THE NOTE ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE IN WHOLE AND NOT IN PART SHALL BE LIMITED TO TRANSFERS TO DTC OR A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR REGISTERED DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR

                                      A-1-1

REGISTERED DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.7 OF THE INDENTURE REFERRED TO BELOW.

                                      A-1-2

           CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.

                              6.50% NOTES DUE 2008

No. ___                                                         U.S.$___________
CUSIP No. P3089X AA6
ISIN No.  USP3089X AA65

            CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., a variable capital corporation duly incorporated and existing under the laws of Mexico ("Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of ______________________ United States dollars (U.S.$____________) on May 27, 2008 or such earlier date as this Note may be redeemed (the "Maturity Date"), and to pay interest thereon from the most recent Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid, from the date of issuance, in semi-annual installments on May 31 and November 30, in each year, commencing on May 31, 2004, at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Investor Default Rate on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given by the Note Trustee to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            Payments of the principal of, and premium, if any, and interest or Additional Amounts, if any, on this Note will be made by dollar check drawn on a bank in the City of New York and mailed to the Holder of this Note at the address registered with the Note Trustee or, in the case of a Holder of at least $1,000,000 principal amount of Notes, by wire transfer to a dollar account maintained by the Holder with a bank in the United States; provided that the registered Holder so elects by giving written notice to such effect designating such account which is received by the Note Trustee or a paying agent no later than the Regular Record Date immediately preceding such payment date. Principal on this Note, whether at maturity or upon redemption, will be payable upon the surrender of this Note to the Corporate Trust Office of the Note Trustee or at specified offices of any Paying Agent.

            The Issuer hereby promises to pay to the Holder interest on the unpaid principal amount of each Note of each Holder from the date of issuance to but excluding the date such Note shall be paid in full. If principal of the Note or any other amount (including interest) payable hereunder is not paid in full when due (whether at the stated due date, by acceleration or otherwise), the Issuer hereby agrees to pay from time to time upon demand interest on the amount past due at a rate per annum equal to the Investor Default Rate.

                                      A-1-3

            The Investor Default Rate shall be paid pursuant to the procedures for payment of Defaulted Interest as set forth above.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Note Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: _________, ____                      CONSTRUCTORA INTERNACIONAL DE
                                            INFRAESTRUCTURA, S.A. DE C.V.

                                                     By:________________________
                                                        Name:
                                                        Title:

CERTIFICATE OF AUTHENTICATION:

This is one of the Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
as Note Trustee

By:___________________________
      Authorized Signatory

AUTHENTICATION DATE:

                                      A-1-4

                                 FORM OF REVERSE

            1. Notes.

            This Note is one of the U.S.$230,000,000 6.50% Notes Due 2008 of the Issuer (herein called the "Notes"), issued under a Note Indenture dated as of February 26, 2004 (as amended, supplemented, modified and in effect from time to time, herein called the "Indenture"), between the Issuer and Citibank, N.A., as Note Trustee (herein called the "Note Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Note Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

            All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            2. Mandatory and Optional Redemption.

            Each Outstanding Note is subject to mandatory redemption, in whole or in part, as may be required pursuant to Section 3.01(b) of the Common Agreement, at a Redemption Price equal to all unpaid principal thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Redemption Date on a Redemption Date corresponding to the date on which written instruction is received by the Offshore Depositary Bank from the Offshore Collateral Agent (acting in accordance with written instructions from the Intercreditor Agent) pursuant to the Depositary Agreement to apply such amount to such redemption.

            Each Outstanding Note is subject to redemption or purchase at the Issuer's option:

            (a) at any time in whole or in part, without the consent of any Holder, but subject to and in accordance with the Common Agreement, upon its giving irrevocable prior written notice pursuant to Section 3.4 of the Indenture, if as a result of any new laws or any change or proposed change in, or amendment or proposed amendment to, or expiration of, any existing laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of (i) Mexico (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to any treaty or treaties affecting taxation to which Mexico (or any political subdivision or taxing authority thereof or therein) is a party, with respect to payments on the Notes or under the Sponsor Credit Support (other than the Energo Guarantee), or (ii) Russia (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to any treaty or treaties affecting taxation to which Russia (or any political subdivision or taxing authority thereof or therein) is a party, with respect to payments under the Energo Guarantee, which change or amendment becomes effective after the date of original issuance of this Note (in each case, any such change or amendment, being herein referred to as a "Tax Law Change"), the Issuer or any Sponsor (as the case may be) has become or will be obligated to pay or withhold, Additional Amounts on any Payment Date (x) in excess of Additional Amounts payable on the Notes or under the Sponsor Credit Support (other than the Energo Guarantee) attributable to withholding taxes imposed at a rate of 4.9% or (y) under the Energo Guarantee, provided that, if the Tax Law Change whereby the Issuer or a Sponsor has become or will be obligated to pay or withhold any such Additional Amounts relates to only a portion of the Outstanding Notes, then only those Notes with respect to which the Issuer or a Sponsor is obligated to pay such Additional Amounts (or, if the specific Notes with respect to which such Additional Amounts are required to be paid cannot be identified, Notes in an aggregate principal amount equal to the Notes in respect of which such Additional Amounts are

                                      A-1-5
required to be paid) shall be redeemed in accordance with the Common Agreement. The Note so redeemed pursuant to Section 3.3(a) of the Indenture will be redeemed or purchased at a Redemption Price equal to all unpaid principal thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Redemption Date (which Redemption Date will be determined by the Issuer subject to and in accordance with the Common Agreement); or

            (b) in whole or in part, subject to Section 3.01(a) of the Common Agreement, at a redemption price equal to the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date (including any Additional Amounts), plus the Make-Whole Premium at any time.

            3. Redemption in Part.

            The Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Note Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Note Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination requested by such Holder and of like tenor and in aggregated principal amount equal to and in exchange for the remaining unpaid principal amount of the Note so surrendered.

            4. Make-Whole Premium.

            A Make-Whole Premium is:

            (a) an amount calculated by the Issuer as of the Redemption Date as follows:

            (i) the average life of the remaining scheduled payments of principal in respect of the Outstanding Notes to be redeemed (the "Remaining Average Life") shall be calculated as of the Redemption Date;

            (ii) the yield to maturity shall be calculated for the United States Treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); provided, however, that if no United States Treasury security has an average life equal to the Remaining Average Life, the yields (the "Other Yields") for the two maturities of the United States Treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to par shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month;

            (iii) the discounted net present value of the then remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Redemption Date) in respect of Outstanding Notes to be redeemed shall be calculated as of the Redemption Date using a discount factor equal to the sum of (x) the yield to maturity of the Primary Issue, plus (y) 50 basis points; and

            (iv) the amount of premium in respect of Notes to be redeemed shall be an amount equal to (a) the discounted net present value of such Notes to be redeemed determined in accordance with clause (iii) above minus (b) the unpaid principal amount of such Notes; provided, however, that the premium shall not be less than zero; and

                                     A-1-6

            (b) with respect to any Note to be redeemed, the amount obtained by multiplying (i) the aggregate Make-Whole Premium determined as set forth above by (ii) the ratio of the unpaid principal amount of such Note on the Redemption Date to the aggregate unpaid principal amount of all Notes outstanding on the Redemption Date.

            The Issuer shall make such calculations in good faith, which calculations shall be conclusive in the absence of manifest error.

            5. Defeasance and Covenant Defeasance.

            The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case, upon compliance with certain conditions set forth in the Indenture.

            6. Events of Default.

            Upon any Event of Default Holders will have such rights as set forth in the Common Agreement and the Intercreditor Agreement. Unless the Common Agreement or the Intercreditor Agreement otherwise specifies, and subject to
Section 5.10 of the Indenture, Holders of not less than a majority in aggregate principal amount of Notes then Outstanding may, directly or through the Note Trustee, exercise any rights of Holders pursuant to the Indenture and the Common Agreement; provided, however, that in the case of any of the Defaults described in clause (g) of Section 7.01 of the Common Agreement with respect to the bankruptcy or insolvency of the Issuer, all Notes shall, without any notice to the Issuer or the Note Trustee or any other act by any Holder, become immediately due and payable. The exercise of any remedies following a declaration of acceleration is subject to and limited to the terms and conditions of the Common Agreement and the Intercreditor Agreement.

            7. Meetings of Holders of the Notes and Modification.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Note Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding.

            8. Notices.

            All notices shall be deemed to be sufficiently given (unless otherwise expressly provided in the Indenture) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice.

                                      A-1-7

            9. Inconsistency with Common Agreement.

            Each Holder of a Note acknowledges that the Note Trustee has entered into the Common Agreement and the Intercreditor Agreement on behalf of the Holders and all future Holders. Notwithstanding anything to the contrary expressed or implied in the Indenture, all rights, powers and remedies available to the Note Trustee and the Holders, and all future Holders, shall be subject to the Common Agreement and the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms and provisions of the Indenture and the Common Agreement or the Intercreditor Agreement, the terms of the Common Agreement or the Intercreditor Agreement, as applicable, shall govern and control.

            10. Registration and Transfer of the Notes.

            The Issuer shall cause to be kept at the Corporate Trust Office of the Note Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being sometimes collectively referred to as the "Security Register" in the Indenture) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes.

            Upon surrender for registration of transfer of the Notes at the office or agency of the Issuer in a Place of Payment, the Issuer shall execute, and the Note Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and aggregate principal amount.

            No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

            Prior to due presentment of a Note for registration of transfer, the Issuer, the Note Trustee and any agent of the Issuer or the Note Trustee shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of any premium and (subject to Section 2.9 of the Indenture) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Note Trustee nor any agent of the Issuer or the Note Trustee shall be affected by notice to the contrary.

            11. Denominations.

            The Notes shall be issuable only in registered form without coupons and only in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

            12. Support of Issuer's Obligations; Security.

            This Note is entitled to the benefits of the Sponsor Credit Support and is, directly or indirectly, secured by certain of the Collateral pursuant to the Security Documents.

            13. CFE Assumption of Financing Documents.

            Subject to the Intercreditor Agreement and the Common Agreement, if an "Event of Default of the Contractor," under and as defined in the Public Works Contract, has occurred and is continuing, the Issuer shall have the right, but not the obligation, to assign to CFE, and CFE shall have the right to

                                      A-1-8
assume, all of the rights and obligations of the Issuer under this Note, the Indenture and the other Financing Documents pursuant to and in accordance with the CFE Side Letter, provided that such assignment and assumption shall be subject to the prior written consent of the Intercreditor Agent. Upon such assignment and assumption, CFE shall assume the obligations of the Issuer under this Note, the Indenture and under the other Financing Documents with the same effect as if CFE had been named as the Issuer herein; provided that such assignment and assumption shall not release the Issuer from any of its obligations under this Note, the Indenture or the other Financing Documents and shall be subject to the prior written consent of the Intercreditor Agent and following such assignment and assumption the Issuer shall remain jointly and severally liable with CFE for the payment and performance of all such obligations under this Note and the Indenture and the other Financing Documents.

            14. Miscellaneous

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at anytime by the Issuer and the Note Trustee with the consent of the Holders of a majority principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults and events of default under the Common Agreement and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of the Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            As provided in and subject to the provisions of the Indenture, the Intercreditor Agreement and the Common Agreement, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Collateral Agents written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Collateral Agents to institute proceedings in respect of such Default as Trustee and offered the Collateral Agents reasonable indemnity, and the Collateral Agents shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of an any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

            15. Governing Law.

            THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT A NEW YORK COURT WOULD PERMIT) ANY RULE OF LAW THAT WOULD CAUSE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                      A-1-9

                                                                     Exhibit A-2
                                                                    to Indenture

                        [FORM OF RESTRICTED GLOBAL NOTE]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
(X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF OR (Y) AT ANY TIME BY ANY TRANSFEROR THAT WAS AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH OFFER, RESALE, PLEDGE OR OTHER TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY OR AN AFFILIATE OF THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EITHER CASE, TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (5) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THAT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

            EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS GLOBAL NOTE (INCLUDING ANY PARTICIPANT IN THE DEPOSITARY HOLDING THE GLOBAL SECURITY THAT IS SHOWN AS HOLDING SUCH AN INTEREST ON THE RECORDS OF SUCH DEPOSITARY AND EACH BENEFICIAL OWNER THAT HOLDS THROUGH ANY SUCH PARTICIPANT) AGREES FOR THE BENEFIT OF CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V. (THE "ISSUER") THAT (A) ANY BENEFICIAL INTEREST IN THE SECURITIES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE

                                      A-2-1

UNITED STATES, AND THAT (B) THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER OF THIS SECURITY IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY BENEFICIAL INTEREST IN THE SECURITIES OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE.

            THIS NOTE MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER AND BENEFICIAL OWNERS OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS GLOBAL NOTE SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND THE BENEFICIAL INTERESTS THEREIN TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

            UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OF NEW YORK, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC OR NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.

                                      A-2-2

           CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.

                              6.50% NOTES DUE 2008

No. _________                                                U.S.$______________
CUSIP No. 210448 AA4

            CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., a variable capital corporation duly incorporated and existing under the laws of Mexico (herein called the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of _________________________ United States dollars (U.S.$____________) on May
27, 2008 or such earlier date as this Note may be redeemed (the "Maturity Date"), and to pay interest thereon from the most recent Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid, from the date of issuance, in semi-annual installments on May 31 and November 30, in each year, commencing on May 31, 2004, at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given by the Note Trustee to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            Payments of the principal of, and premium, if any, and interest or Additional Amounts, if any, on this Note will be made by dollar check drawn on a bank in the City of New York and mailed to the Holder at the address registered with the Note Trustee or, in the case of a Holder of at least $1,000,000 principal amount of Notes, by wire transfer to a dollar account maintained by the payee Holder with a bank in the United States; provided that the registered Holder so elects by giving written notice to such effect designating such account which is received by the Note Trustee or a paying agent no later than the Regular Record Date immediately preceding such payment date. Principal on this Note, whether at maturity or upon redemption, will be payable upon the surrender of this Note to the Corporate Trust Office of the Note Trustee or at specified offices of any Paying Agent.

            The Issuer hereby promises to pay to the Holder interest on the unpaid principal amount of each Note of each Holder from the date of issuance to but excluding the date such Note shall be paid in full. If principal of the Note or any other amount (including interest) payable hereunder is not paid in full when due (whether at the stated due date, by acceleration or otherwise), the Issuer hereby agrees to pay from time to time upon demand interest on the amount past due at a rate per annum equal to the Investor Default Rate.

                                      A-2-3

            The Investor Default Rate shall be paid pursuant to the procedures for payment of Defaulted Interest as set forth above.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Note Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: _________, ____                       CONSTRUCTORA INTERNACIONAL DE
                                             INFRAESTRUCTURA, S.A. DE C.V.

                                             By:___________________________
                                                 Name:
                                                 Title:

CERTIFICATE OF AUTHENTICATION:

This is one of the Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
as Note Trustee

By:___________________________
      Authorized Signatory

AUTHENTICATION DATE:

                                      A-2-4

                                 FORM OF REVERSE

            1. Notes.

            This Note is one of the U.S.$230,000,000 6.50% Notes Due 2008 of the Issuer (herein called the "Notes"), issued under a Note Indenture dated as of February 26, 2004 (as amended, supplemented, modified and in effect from time to time, herein called the "Indenture"), between the Issuer and Citibank, N.A., as Note Trustee (herein called the "Note Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Note Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

            All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            2. Mandatory and Optional Redemption.

            Each Note is subject to mandatory redemption, in whole or in part, as may be required pursuant to Section 3.01(b) of the Common Agreement, at a Redemption Price equal to all unpaid principal thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Redemption Date on a Redemption Date corresponding to the date on which written instruction is received by the Offshore Depositary Bank from the Offshore Collateral Agent (acting in accordance with written instructions from the Intercreditor Agent) pursuant to the Depositary Agreement to apply such amounts to such redemption.

            Each Outstanding Note is subject to redemption or purchase at the Issuer's option:

            (a) at any time in whole or in part, without the consent of any Holder, but subject to and in accordance with the Common Agreement, upon its giving irrevocable prior written notice pursuant to Section 3.4 of the Indenture, if as a result of any new laws or any change or proposed change in, or amendment or proposed amendment to, or expiration of, any existing laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of (i) Mexico (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to any treaty or treaties affecting taxation to which Mexico (or any political subdivision or taxing authority thereof or therein) is a party, with respect to payments on the Notes or under the Sponsor Credit Support (other than the Energo Guarantee), or (ii) Russia (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to any treaty or treaties affecting taxation to which Russia (or any political subdivision or taxing authority thereof or therein) is a party, with respect to payments under the Energo Guarantee, which change or amendment becomes effective after the date of original issuance of this Note (in each case, any such change or amendment, being herein referred to as a "Tax Law Change"), the Issuer or any Sponsor (as the case may be) has become or will be obligated to pay or withhold, Additional Amounts on any Payment Date (x) in excess of Additional Amounts payable on the Notes or under the Sponsor Credit Support (other than the Energo Guarantee) attributable to withholding taxes imposed at a rate of 4.9% or (y) under the Energo Guarantee, provided that, if the Tax Law Change whereby the Issuer or a Sponsor has become or will be obligated to pay or withhold any such Additional Amounts relates to only a portion of the Outstanding Notes, then only those Notes with respect to which the Issuer or a Sponsor is obligated to pay such Additional Amounts (or, if the specific Notes with respect to which such Additional Amounts are required to be paid cannot be identified, Notes in an aggregate principal amount equal to the Notes in respect of which such Additional Amounts are

                                     A-2-5
required to be paid) shall be redeemed in accordance with the Common Agreement. The Note so redeemed pursuant to Section 3.3(a) of the Indenture will be redeemed or purchased at a Redemption Price equal to all unpaid principal thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Redemption Date (which Redemption Date will be determined by the Issuer subject to and in accordance with the Common Agreement); or

            (b) in whole or in part, subject to Section 3.01(a) of the Common Agreement, at a redemption price equal to the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date (including any Additional Amounts), plus the Make-Whole Premium at any time.

            3. Redemption in Part.

            The Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Note Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Note Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination requested by such Holder and of like tenor and in aggregated principal amount equal to and in exchange for the remaining unpaid principal amount of the Note so surrendered.

            4. Make-Whole Premium.

            A Make-Whole Premium is:

            (a) An amount calculated by the Issuer as of the Redemption Date as follows:

            (i) the average life of the remaining scheduled payments of principal in respect of the Outstanding Notes to be redeemed (the "Remaining Average Life") shall be calculated as of the Redemption Date;

            (ii) the yield to maturity shall be calculated for the United States Treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); provided, however, that if no United States Treasury security has an average life equal to the Remaining Average Life, the yields (the "Other Yields") for the two maturities of the United States Treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to par shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month;

            (iii) the discounted net present value of the then remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Redemption Date) in respect of Outstanding Notes to be redeemed shall be calculated as of the Redemption Date using a discount factor equal to the sum of (x) the yield to maturity of the Primary Issue, plus (y) 50 basis points; and

            (iv) the amount of premium in respect of Notes to be redeemed shall be an amount equal to (a) the discounted net present value of such Notes to be redeemed determined in accordance with clause (iii) above minus (b) the unpaid principal amount of such Notes; provided, however, that the premium shall not be less than zero; and

                                      A-2-6

            (b) with respect to the Note to be redeemed, the amount obtained by multiplying (i) the aggregate Make-Whole Premium determined as set forth above by (ii) the ratio of the unpaid principal amount of such Note on the Redemption Date to the aggregate unpaid principal amount of all Notes outstanding on the Redemption Date.

            The Issuer shall make such calculations in good faith, which calculations shall be conclusive in the absence of manifest error.

            5. Defeasance and Covenant Defeasance.

            The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case, upon compliance with certain conditions set forth in the Indenture.

            6. Events of Default.

            Upon any Event of Default Holders will have such rights as set forth in the Common Agreement and the Intercreditor Agreement. Unless the Common Agreement or the Intercreditor Agreement otherwise specifies, and subject to
Section 5.10 of the Indenture, Holders of not less than a majority in aggregate principal amount of Notes then Outstanding may, directly or through the Note Trustee, exercise any rights of Holders pursuant to the Indenture and the Common Agreement; provided, however, that in the case of any of the Defaults described in clause (g) of Section 7.01 of the Common Agreement with respect to the bankruptcy or insolvency of the Issuer, all Notes shall, without any notice to the Issuer or the Note Trustee or any other act by any Holder, become immediately due and payable. The exercise of any remedies following a declaration of acceleration is subject to and limited to the terms and conditions of the Common Agreement and the Intercreditor Agreement.

            7. Meetings of Holders of the Notes and Modification.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Note Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding.

            8. Notices.

            All notices shall be deemed to be sufficiently given (unless otherwise expressly provided in the Indenture) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice.

                                      A-2-7

            9. Inconsistency with Common Agreement.

            Each Holder of a Note acknowledges that the Note Trustee has entered into the Common Agreement and the Intercreditor Agreement on behalf of the Holders and all future Holders. Notwithstanding anything to the contrary expressed or implied in the Indenture, all rights, powers and remedies available to the Note Trustee and the Holders, and all future Holders, shall be subject to the Common Agreement and the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms and provisions of the Indenture and the Common Agreement or the Intercreditor Agreement, the terms of the Common Agreement or the Intercreditor Agreement, as applicable, shall govern and control.

            10. Registration and Transfer of the Notes.

            The Issuer shall cause to be kept at the Corporate Trust Office of the Note Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being sometimes collectively referred to as the "Security Register" in the Indenture) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes.

            Upon surrender for registration of transfer of the Notes at the office or agency of the Issuer in a Place of Payment, the Issuer shall execute, and the Note Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and aggregate principal amount.

            No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

            Prior to due presentment of a Note for registration of transfer, the Issuer, the Note Trustee and any agent of the Issuer or the Note Trustee shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of any premium and (subject to Section 2.9 of the Indenture) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Note Trustee nor any agent of the Issuer or the Note Trustee shall be affected by notice to the contrary.

            11. Denominations.

            The Notes shall be issuable only in registered form without coupons and only in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

            12. Support of Issuer's Obligations; Security.

            This Note is entitled to the benefits of the Sponsor Credit Support and is, directly or indirectly, secured by certain of the Collateral pursuant to the Security Documents.

            13. CFE Assumption of Financing Documents.

        Subject to the Intercreditor Agreement and the Common Agreement, if an "Event of Default of the Contractor," under and as defined in the Public Works Contract, has occurred and is continuing, the Issuer shall have the right, but not the obligation, to assign to CFE, and CFE shall have the right to

                                      A-2-8
assume, all of the rights and obligations of the Issuer under this Note, the Indenture and the other Financing Documents pursuant to and in accordance with the CFE Side Letter, provided that such assignment and assumption shall be subject to the prior written consent of the Intercreditor Agent. Upon such assignment and assumption, CFE shall assume the obligations of the Issuer under this Note, the Indenture and under the other Financing Documents with the same effect as if CFE had been named as the Issuer herein; provided that such assignment and assumption shall not release the Issuer from any of its obligations under this Note, the Indenture or the other Financing Documents and shall be subject to the prior written consent of the Intercreditor Agent and following such assignment and assumption the Issuer shall remain jointly and severally liable with CFE for the payment and performance of all such obligations under this Note and the Indenture and the other Financing Documents.

            14. Miscellaneous

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at anytime by the Issuer and the Note Trustee with the consent of the Holders of a majority principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults and events of default under the Common Agreement and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of the Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            As provided in and subject to the provisions of the Indenture, the Intercreditor Agreement and the Common Agreement, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Collateral Agents written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Collateral Agents to institute proceedings in respect of such Default as Trustee and offered the Collateral Agents reasonable indemnity, and the Collateral Agents shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of an any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

            15. Governing Law.

            THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT A NEW YORK COURT WOULD PERMIT) ANY RULE OF LAW THAT WOULD CAUSE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                      A-2-9

                                                                     Exhibit A-3
                                                                    to Indenture

                           [FORM OF CERTIFICATED NOTE]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
(X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF OR (Y) AT ANY TIME BY ANY TRANSFEROR THAT WAS AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH OFFER, RESALE, PLEDGE OR OTHER TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY OR AN AFFILIATE OF THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EITHER CASE, TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (5) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THAT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

            THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V. THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                     A-3-1

            THIS NOTE MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER AND BENEFICIAL OWNERS OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS NOTE SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND THE BENEFICIAL INTERESTS THEREIN TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                      A-3-2

           CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.

                              6.50% NOTES DUE 2008

No. ___                                                         U.S.$___,___,___
CUSIP No. __________

            CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., a variable capital corporation duly incorporated and existing under the laws of Mexico (herein called the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of __________________________ United States dollars (U.S.$ ___,___,___) on May
27, 2008 or such earlier date as this Note may be redeemed (the "Maturity Date"), and to pay interest thereon from or from the most recent Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid, from the date of issuance, in semi-annual installments on May 31 and November 30, in each year, commencing on May 31, 2004 at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding such Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given by the Note Trustee to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            Payments of the principal of, and premium, if any, and interest or Additional Amounts, if any, on this Note will be made by dollar check drawn on a bank in the City of New York and mailed to the Holder at the address registered with the Note Trustee or, in the case of a Holder of at least $1,000,000 principal amount of Notes, by wire transfer to a dollar account maintained by the Holder with a bank in the United States; provided that the registered Holder so elects by giving written notice to such effect designating such account which is received by the Note Trustee or a paying agent no later than the Regular Record Date immediately preceding such payment date. Principal on this Note, whether at maturity or upon redemption, will be payable upon the surrender of this Note to the Corporate Trust Office of the Note Trustee or at specified offices of any Paying Agent.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            The Issuer hereby promises to pay to the Holder interest on the unpaid principal amount of each Note of each Holder from the date of issuance to but excluding the date such Note shall be paid in full. If principal of the Note or any other amount (including interest) payable hereunder is not paid in full when due (whether at the stated due date, by acceleration or otherwise), the Issuer hereby agrees to pay from time to time upon demand interest on the amount past due at a rate per annum equal to the Investor Default Rate.

                                      A-3-3

            The Investor Default Rate shall be paid pursuant to the procedures for payment of Defaulted Interest as set forth above.

            Unless the certificate of authentication hereon has been executed by the Note Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: _________, ____                       CONSTRUCTORA INTERNACIONAL DE
                                             INFRAESTRUCTURA, S.A. DE C.V.

                                             By:________________________________
                                                Name:
                                                Title:

CERTIFICATE OF AUTHENTICATION:

This is one of the Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
as Note Trustee

By:___________________________
      Authorized Signatory

AUTHENTICATION DATE:

                                      A-3-4

                                 FORM OF REVERSE

            1. Notes.

            This Note is one of the U.S.$230,000,000 6.50% Notes Due 2008 of the Issuer (herein called the "Notes"), issued under a Note Indenture dated as of February 26, 2004 (as amended, supplemented, modified and in effect from time to time, herein called the "Indenture"), between the Issuer and Citibank, N.A., as Note Trustee (herein called the "Note Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Note Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

            All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            2. Mandatory and Optional Redemption.

            Each Note is subject to mandatory redemption, in whole or in part, as may be required pursuant to Section 3.01(b) of the Common Agreement, at a Redemption Price equal to all unpaid principal thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Redemption Date on a Redemption Date corresponding to the date on which written instruction is received by the Offshore Depositary Bank from the Offshore Collateral Agent (acting in accordance with written instructions from the Intercreditor Agent) pursuant to the Depositary Agreement to apply such amounts to such redemption.

            Each Outstanding Note is subject to redemption or purchase at the Issuer's option:

            (a) at any time in whole or in part, without the consent of any Holder, but subject to and in accordance with the Common Agreement, upon its giving irrevocable prior written notice pursuant to Section 3.4 of the Indenture, if as a result of any new laws or any change or proposed change in, or amendment or proposed amendment to, or expiration of, any existing laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of (i) Mexico (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to any treaty or treaties affecting taxation to which Mexico (or any political subdivision or taxing authority thereof or therein) is a party, with respect to payments on the Notes or under the Sponsor Credit Support (other than the Energo Guarantee), or (ii) Russia (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to any treaty or treaties affecting taxation to which Russia (or any political subdivision or taxing authority thereof or therein) is a party, with respect to payments under the Energo Guarantee, which change or amendment becomes effective after the date of original issuance of this Note (in each case, any such change or amendment, being herein referred to as a "Tax Law Change"), the Issuer or any Sponsor (as the case may be) has become or will be obligated to pay or withhold, Additional Amounts on any Payment Date (x) in excess of Additional Amounts payable on the Notes or under the Sponsor Credit Support (other than the Energo Guarantee) attributable to withholding taxes imposed at a rate of 4.9% or (y) under the Energo Guarantee, provided that, if the Tax Law Change whereby the Issuer or a Sponsor has become or will be obligated to pay or withhold any such Additional Amounts relates to only a portion of the Outstanding Notes, then only those Notes with respect to which the Issuer or a Sponsor is obligated to pay such Additional Amounts (or, if the specific Notes with respect to which such Additional Amounts are required to be paid cannot be identified, Notes in an aggregate principal amount equal to the Notes in respect of which such Additional Amounts are

                                      A-3-5
required to be paid) shall be redeemed in accordance with the Common Agreement. The Note so redeemed pursuant to Section 3.3(a) of the Indenture will be redeemed or purchased at a Redemption Price equal to all unpaid principal thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Redemption Date (which Redemption Date will be determined by the Issuer subject to and in accordance with the Common Agreement); or

            (b) in whole or in part, subject to Section 3.01(a) of the Common Agreement, at a redemption price equal to the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date (including any Additional Amounts), plus the Make-Whole Premium at any time.

            3. Redemption in Part.

            The Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Note Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Note Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination requested by such Holder and of like tenor and in aggregated principal amount equal to and in exchange for the remaining unpaid principal amount of the Note so surrendered.

            4. Make-Whole Premium.

            The Make-Whole Premium is:

            (a) With respect to all of the Notes, an amount calculated by the Issuer as of the Redemption Date as follows:

            (i) the average life of the remaining scheduled payments of principal in respect of the Outstanding Notes to be redeemed (the "Remaining Average Life") shall be calculated as of the Redemption Date;

            (ii) the yield to maturity shall be calculated for the United States Treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); provided, however, that if no United States Treasury security has an average life equal to the Remaining Average Life, the yields (the "Other Yields") for the two maturities of the United States Treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to par shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month;

            (iii) the discounted net present value of the then remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Redemption Date) in respect of Outstanding Notes to be redeemed shall be calculated as of the Redemption Date using a discount factor equal to the sum of (x) the yield to maturity of the Primary Issue, plus (y) 50 basis points; and

            (iv) the amount of premium in respect of Notes to be redeemed shall be an amount equal to (a) the discounted net present value of such Notes to be redeemed determined in accordance with

                                      A-3-6
      clause (iii) above minus (b) the unpaid principal amount of such Notes; provided, however, that the premium shall not be less than zero; and

            (b) with respect to the Note to be redeemed, the amount obtained by multiplying (i) the aggregate Make-Whole Premium determined as set forth above by (ii) the ratio of the unpaid principal amount of such Note on the Redemption Date to the aggregate unpaid principal amount of all Notes outstanding on the Redemption Date.

            The Issuer shall make such calculations in good faith, which calculations shall be conclusive in the absence of manifest error.

            5. Defeasance and Covenant Defeasance.

            The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case, upon compliance with certain conditions set forth in the Indenture.

            6. Events of Default.

            Upon any Event of Default Holders will have such rights as set forth in the Common Agreement and the Intercreditor Agreement. Unless the Common Agreement or the Intercreditor Agreement otherwise specifies, and subject to
Section 5.10 of the Indenture, Holders of not less than a majority in aggregate principal amount of Notes then Outstanding may, directly or through the Note Trustee, exercise any rights of Holders pursuant to the Indenture and the Common Agreement; provided, however, that in the case of any of the Defaults described in clause (g) of Section 7.01 of the Common Agreement with respect to the bankruptcy or insolvency of the Issuer, all Notes shall, without any notice to the Issuer or the Note Trustee or any other act by any Holder, become immediately due and payable. The exercise of any remedies following a declaration of acceleration is subject to and limited to the terms and conditions of the Common Agreement and the Intercreditor Agreement.

            7. Meetings of Holders of the Notes and Modification.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Note Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding.

            8. Notices.

            All notices shall be deemed to be sufficiently given (unless otherwise expressly provided in the Indenture) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice.

                                      A-3-7

            9. Inconsistency with Common Agreement.

            Each Holder of a Note acknowledges that the Note Trustee has entered into the Common Agreement and the Intercreditor Agreement on behalf of the Holders and all future Holders. Notwithstanding anything to the contrary expressed or implied in the Indenture, all rights, powers and remedies available to the Note Trustee and the Holders, and all future Holders, shall be subject to the Common Agreement and the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms and provisions of the Indenture and the Common Agreement or the Intercreditor Agreement, the terms of the Common Agreement or Intercreditor Agreement, as applicable, shall govern and control.

            10. Registration and Transfer of the Notes.

            The Issuer shall cause to be kept at the Corporate Trust Office of the Note Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being sometimes collectively referred to as the "Security Register" in the Indenture) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes.

            Upon surrender for registration of transfer of the Notes at the office or agency of the Issuer in a Place of Payment, the Issuer shall execute, and the Note Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and aggregate principal amount.

            No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

            Prior to due presentment of a Note for registration of transfer, the Issuer, the Note Trustee and any agent of the Issuer or the Note Trustee shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of any premium and (subject to Section 2.9 of the Indenture) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Note Trustee nor any agent of the Issuer or the Note Trustee shall be affected by notice to the contrary.

            11. Denominations.

            The Notes shall be issuable only in registered form without coupons and only in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

            12. Support of Issuer's Obligations; Security.

            This Note is entitled to the benefits of the Sponsor Credit Support and is, directly or indirectly, secured by certain of the Collateral pursuant to the Security Documents.

            13. CFE Assumption of Financing Documents.

        Subject to the Intercreditor Agreement and the Common Agreement, if an "Event of Default of the Contractor," under and as defined in the Public Works Contract, has occurred and is continuing, the Issuer shall have the right, but not the obligation, to assign to CFE, and CFE shall have the right to

                                      A-3-8
assume, all of the rights and obligations of the Issuer under this Note, the Indenture and the other Financing Documents pursuant to and in accordance with the CFE Side Letter, provided that such assignment and assumption shall be subject to the prior written consent of the Intercreditor Agent. Upon such assignment and assumption, CFE shall assume the obligations of the Issuer under this Note, the Indenture and under the other Financing Documents with the same effect as if CFE had been named as the Issuer herein; provided that such assignment and assumption shall not release the Issuer from any of its obligations under this Note, the Indenture or the other Financing Documents and shall be subject to the prior written consent of the Intercreditor Agent and following such assignment and assumption the Issuer shall remain jointly and severally liable with CFE for the payment and performance of all such obligations under this Note and the Indenture and the other Financing Documents.

            14. Miscellaneous

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at anytime by the Issuer and the Note Trustee with the consent of the Holders of a majority principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults and events of default under the Common Agreement and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of the Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            As provided in and subject to the provisions of the Indenture, the Intercreditor Agreement and the Common Agreement, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Collateral Agents written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Collateral Agents to institute proceedings in respect of such Default as Trustee and offered the Collateral Agents reasonable indemnity, and the Collateral Agents shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of an any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

            15. Governing Law.

            THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT A NEW YORK COURT WOULD PERMIT) ANY RULE OF LAW THAT WOULD CAUSE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                      A-3-9

                                                                       EXHIBIT B
                                                                    to Indenture

                          FORM OF TRANSFER CERTIFICATE
                 FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
                        NOTE TO REGULATION S GLOBAL NOTE
                   (TRANSFERS PURSUANT TO SECTION 2.7(c)(v)(B)
                                OF THE INDENTURE)

Citibank, N.A.
111 Wall Street, 14th Floor
New York, New York 10005
   Attention: Global Agency and Trust Services

            Re: Constructora Internacional de Infraestructura, S.A. de C.V. US$230,000,000 6.50% Notes Due 2008 (the "Notes")

            Reference is hereby made to the Indenture, dated as of February 26, 2004 (the "Indenture"), between Constructora Internacional de Infraestructura, S.A. de C.V., as issuer (the "Issuer") and Citibank, N.A., as Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$    principal amount of Notes (the
"Specified Notes") which are evidenced by one or more Restricted Global Notes (CUSIP No. 210448 AA4) and held with the Depositary in the name of [Insert Name of Transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. P3089X AA6), to be held with the Depositary.

            The Transferor hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner."

            In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 904 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that:

                  (a) the offer of the Notes was not made to a person in the
            United States;

                  (b) either:

                        (i) at the time the buy order was originated, the
            transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                        (ii) the transaction was executed in, on or through the
                  facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

            (c) no directed selling efforts have been made by us, any of our affiliates or any party acting on our behalf in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (d) the Owner is not a distributor of the Securities, an affiliate of the Issuer or any such distributor or a person acting on behalf of any of the foregoing; and

            (e) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            We acknowledge that you, the Issuer, and the other will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations and warranties herein ceases to be accurate and complete.

            THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                             [Insert Name of Transferor]

                                             By:________________________________
                                                Name:
                                                Title:

Dated: ______________, ____

cc: Constructora Internacional de Infraestructura, S.A. de C.V. c/o Empresas ICA, Sociedad Controladora, S.A. de C.V.
         Mineria 145, Edificio D, 3 Piso
         11800 Mexico, D.F., Mexico,
         Attention of Dr. Jose Luis Guerrero A.

                                                                       EXHIBIT C
                                                                    To Indenture

                          FORM OF TRANSFER CERTIFICATE
                 FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
                        NOTE TO UNRESTRICTED GLOBAL NOTE
                   (TRANSFERS PURSUANT TO SECTION 2.7(c)(v)(C)
                                OF THE INDENTURE)

Citibank, N.A.
111 Wall Street, 14th Floor
New York, New York 10005
   Attention: Global Agency and Trust Services

            Re: Constructora Internacional de Infraestructura, S.A. de C.V. US$230,000,000 6.50% Notes Due 2008 (the "Notes")

            Reference is hereby made to the Indenture, dated as of February 26, 2004 (the "Indenture"), between Constructora Internacional de Infraestructura, S.A. de C.V., as issuer (the "Issuer") and Citibank, N.A., as Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$      principal amount of Notes (the
"Specified Notes") which are evidenced by one or more Restricted Global Notes (CUSIP No. 210448 AA4) and held with the Depositary in the name of [Insert Name of Transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No. ), to be held with the Depositary.

            The Transferor hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner."

            In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed, since the Specified Notes were acquired from the Issuer or from an affiliate (as such term is defined in Rule 144) of the Issuer, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144 or (B) the transfer is occurring after a holding period of at least two years has elapsed since the date Specified Notes were acquired from the Issuer or from an affiliate (as such term is defined in Rule 144) of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer, in each case in accordance with any applicable blue sky or securities laws of any state of the United States, or (ii) Regulation S under the Securities Act, and accordingly the Transferor does hereby further certify that (u) the offer of the Notes was not made to a person in the United States, (v) either (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States or
(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the

Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (w) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S, as applicable, (x) the Owner is not a distributor of the Notes, an affiliate of the Issuer or any such distributor or a person acting on behalf of any of the foregoing; and (y) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            We acknowledge that you, the Issuer, and the other will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations and warranties herein ceases to be accurate and complete.

            THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the underwriters and initial purchasers, if any, of the Notes being transferred.

                                             [Insert Name of Transferor]

                                             By: _______________________________
                                                 Name:

                                                 Title:

Dated: __________, ____

cc:   Constructora Internacional de Infraestructura, S.A. de C.V.
      c/o Empresas ICA, Sociedad Controladora, S.A. de C.V.
      Mineria 145, Edificio D, 3 Piso
      11800 Mexico, D.F., Mexico,
      Attention of Dr. Jose Luis Guerrero A.

                                                                       EXHIBIT D
                                                                    To Indenture

                          FORM OF TRANSFER CERTIFICATE
                FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL
                         NOTE TO RESTRICTED GLOBAL NOTE
                   (TRANSFERS PURSUANT TO SECTION 2.7(c)(v)(D)
                                OF THE INDENTURE)

Citibank, N.A.
111 Wall Street, 14th Floor
New York, New York 10005
   Attention: Global Agency and Trust Services

            Re: Constructora Internacional de Infraestructura, S.A. de C.V. US$230,000,000 6.50% Notes Due 2008 (the "Notes")

            Reference is hereby made to the Indenture, dated as of February 26, 2004 (the "Indenture"), between Constructora Internacional de Infraestructura, S.A. de C.V., as issuer (the "Issuer") and Citibank, N.A., as Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$       principal amount of Notes (the
("Specified Notes") which are evidenced by one or more Regulation S Global Notes (ISIN No. USP3089X AA65) and held with the Depositary through [Euroclear] [Clearstream, Luxembourg] (Common Code ) in the name of [Insert Name of Transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. 210448 AA4), to be held with the Depositary.

            The Transferor hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner."

            In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor does hereby further certify that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable blue sky or securities laws of any state of the United States, and it has taken reasonable steps to ensure that the transferee of the Specified Notes is aware that it may be relying on Rule 144A under the Securities Act in connection with this transfer.

            We acknowledge that you, the Issuer, and the other will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations and warranties herein ceases to be accurate and complete.

            THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the underwriters and initial purchasers, if any, of the Notes being transferred.

                                             [Insert Name of Transferor]

                                             By: _______________________________
                                                 Name:
                                                 Title:

Dated: __________, ____

cc: Constructora Internacional de Infraestructura, S.A. de C.V. c/o Empresas ICA, Sociedad Controladora, S.A. de C.V.
         Mineria 145, Edificio D, 3 Piso
         11800 Mexico, D.F., Mexico,
         Attention of Dr. Jose Luis Guerrero A.

                                                                    EXHIBIT E To
                                                                       Indenture

                          FORM OF TRANSFER CERTIFICATE
                   FOR TRANSFER OR EXCHANGE OF RESTRICTED NOTE
              (TRANSFERS PURSUANT TO SECTION 2.7(b) OR 2.7(c)(v)(E)
                                OF THE INDENTURE)

Citibank, N.A.
111 Wall Street, 14th Floor
New York, New York 10005
   Attention: Global Agency and Trust Services

            Re: Constructora Internacional de Infraestructura, S.A. de C.V. US$230,000,000 6.50% Notes Due 2008 (the "Notes")

            Reference is hereby made to the Indenture, dated as of February 26, 2004 (the "Indenture"), between Constructora Internacional de Infraestructura, S.A. de C.V., as issuer (the "Issuer") and Citibank, N.A., as Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            This letter relates to US$      principal amount of Notes (the
"Specified Notes") presented or surrendered on the date hereof (the "Surrendered Notes") which are registered in the name of [Insert Name of Transferor] (the "Transferor"). The Transferor has requested a transfer of such Surrendered Notes to a Person other than the Transferor (each such transaction being referred to herein as a "transfer").

            The Transferor hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner."

            In connection with such request and in respect of such Surrendered Notes, the Transferor does hereby certify that:

                                   [CHECK ONE]

[ ]   (a    the Surrendered Notes are being transferred to the Issuer;

                                       or

[ ]   (b)   the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor does hereby further certify that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable blue sky or securities laws of any state of the United States;

                                       or

[ ]   (c)   the Surrendered Notes are being transferred pursuant to and in accordance with Regulation S under the Securities Act, and

            (i) the offer of the Surrendered Notes was not made to a person in the United States;

            (ii)  either:

                        (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States, or

                        (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

            (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (iv) the Owner is not a distributor of the Securities, an affiliate of the Issuer or any such distributor or a person acting on behalf of any of the foregoing; and

            (v) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

[ ]   (d)   the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act and in accordance with any applicable blue sky or securities laws of any state of the United States[, and a letter in the form of Exhibit F to the Indenture is being delivered by the proposed transferee].

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the underwriters and initial purchasers, if any, of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                             [Insert Name of Transferor]

                                             By: _______________________________
                                                 Name:
                                                 Title:

Dated ___________________, ____

cc:   Constructora Internacional de Infraestructura, S.A. de C.V.
      c/o Empresas ICA, Sociedad Controladora, S.A. de C.V.
      Mineria 145, Edificio D, 3 Piso
      11800 Mexico, D.F., Mexico,
      Attention of Dr. Jose Luis Guerrero A.

                                                                      [EXHIBIT F
                                                                    to Indenture

                        FORM OF INSTITUTIONAL ACCREDITED
                      INVESTOR TRANSFEREE COMPLIANCE LETTER

Constructora Internacional de Infraestructura, S.A. de C.V.
c/o Empresas ICA, Sociedad Controladora, S.A. de C.V.
Mineria 145, Edificio D, 3 Piso
11800 Mexico, D.F., Mexico,
    Attention of Dr. Jose Luis Guerrero A.

Citibank, N.A.
111 Wall Street, 14th Floor
New York, New York 10005
    Attention: Global Agency and Trust Services

Ladies and Gentlemen:

            In connection with our proposed purchase of $ aggregate principal amount of the US$230,000,000 6.50% Notes Due 2008 (the "Notes") of Constructora Internacional de Infraestructura, S.A. de C.V. (the "Issuer"), we confirm that:

            (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

            (ii) (A) any purchase of the Notes by us will be for our account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "saving and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

            (iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum purchase price of not less than US$100,000 for our own account or for any separate account for which we are acting;

            (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

            (v) we are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any of the Notes except that if in the future we, on our own behalf, or on behalf of each account for which we acquire any Notes decide to resell, pledge or otherwise transfer the Notes, the Notes may be offered, resold, pledged or otherwise transferred only inside the United States in accordance with Rule 144A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act as provided below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

            (vi) we have received a copy of the Offering Memorandum relating to the offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and the Sponsors and receive answers hereto, as we deem necessary in connection with our decision to purchase the Notes.

            We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been and will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire the Notes, that if in the future we decide to resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) inside the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the Note Trustee for the Notes will not be required to accept for registration of transfer the Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer, the Sponsors and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

            We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

            We acknowledge that you, the Issuer, and the other will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations and warranties herein ceases to be accurate and complete.

            THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Date: ______________________ ___________________________________
                             (Name of Purchaser)

                                             By: _______________________________
                                                 Name:
                                                 Title:
                                                 Address:

                                       G-2